Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Tier 2 offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

MyRXWallet North America Corporation

(Exact name of registrant as specified in its charter)

Wyoming	7374	33-1503628
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

2475 South Jones Blvd., Suite 9

Las Vegas, NV 89146

(307) 219-1143

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Northwest Registered Agent Service Inc.

30 N Gould St Ste N

Sheridan, WY 82801 USA

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

Please send copies of all correspondence to:

Corporate Counsel Law Office of Dan M Winder, P.C. 3507 3705 W. Charleston Blvd. Las Vegas, NV 89102 Phone: (702) 878-6000 Fax: (702) 474-0631	Business Legal Advisors, LLC Brian Higley, Esq. Attorney at Law 14888 Auburn Sky Drive, Draper, UT 84020 (801) 634-1984 brian@businesslegaladvisor.com

THIS OFFERING STATEMENT IS BEING SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION ON A CONFIDENTIAL BASIS PURSUANT TO RULE 252(d) OF REGULATION A. THIS IS A PRELIMINARY OFFERING CIRCULAR AND IS SUBJECT TO COMPLETION OR AMENDMENT. THE INFORMATION CONTAINED HEREIN IS SUBJECT TO CHANGE, AND THE SECURITIES DESCRIBED HEREIN MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO QUALIFICATION OF THE OFFERING STATEMENT BY THE SEC.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY [*], 2026

OFFERING CIRCULAR

MyRxWallet

MyRXWallet North America Corporation

2475 South Jones Blvd., Suite 9

Las Vegas, NV 89146

(702) 546-8686

www.myrxwallet.io

MAXIMUM OFFERING: $74,980,795

UP TO 617,640 SHARES OF COMMON STOCK AT $85 PER SHARE

INCLUDES UP TO 264,487 SHARES OFFERED BY SELLING SECURITYHOLDERS

In this offering, we are offering (i) up to 617,640 shares of our common stock at $85 per share for maximum gross proceeds to us of up to $52,499,400, before deduction of offering expenses, assuming all shares are sold, and (ii) up to 264,487 shares of our common stock offered by selling shareholders (the “Selling Shareholders”) at $85 per share. This offering will begin as soon as practicable after this offering circular has been qualified by the United States Securities and Exchange Commission (the “SEC” or the “Commission”).

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

All of the shares being registered for sale by us will be sold at a fixed price, which will be $85. We, by determination of our board of directors, in our sole discretion, may issue common stock under this offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. There is no minimum amount we are required to raise from the shares being offered by us. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to implement our company’s business plan.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement on Form 1-A (the “Offering Statement”), or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

Our Chief Executive Officer, Olivia Trinh, beneficially owns a majority of the issued and outstanding shares of our Common Stock and, thus, she controls a majority of the voting power of our Company. For so long as Ms. Trinh owns a majority of the voting power of the Company, she will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company.

Securities Offered by Selling Shareholders

Pursuant to this Offering Statement, the Selling Shareholders will participate in this Offering to sell, on a best-efforts basis, up to 30% of the total dollar amount offered herein, representing aggregate gross proceeds of $22,481,395, through the sale of their existing shares of common stock. The remaining 70% of the Offering, representing 617,640 newly issued shares of common stock and aggregate gross proceeds of $52,499,400, will be issued and sold directly by the Company.

The Company will not receive any proceeds from the sale of shares by the Selling Shareholders. The Selling Shareholders will bear any commissions or fees payable with respect to the sale of their shares, while the Company will bear all expenses of registration under this Offering Statement. Unless otherwise indicated, references in this Offering Circular to “this offering” include both the primary offering by the Company and the secondary offering by the Selling Shareholders.

PRIMARY SHARES OFFERED	PRICE TO PUBLIC(1)	SHARES OFFERING	PROCEEDS TO THE COMPANY OR SELLING SHAREHOLDER(2)
Newly Issued Shares by Company	$85	617,640	$52,499,400
TOTAL PRIMARY SHARES OFFERED		617,640	$52,499,400

SELLING SHAREHOLDERS
Man Nguyen	$85	17,625	$1,498,125
Anh Thi Le	$85	17,625	$1,498,125
Nina Trinh-Nguyen	$85	17,625	$1,498,125
Peter Moore	$85	23,500	$1,997,500
Dante James-Fainga	$85	23,500	$1,997,500
Pete Liberopoulos	$85	23,500	$1,997,500
Jessica Dew	$85	5,882	$499,970
Shannon Lee	$85	5,882	$499,970
Sophia Inzunza	$85	5,882	$499,970
Benjamin Macias, Jr.	$85	5,882	$499,970
Mario Cruz	$85	5,882	$499,970
Jacqueline Moore	$85	5,882	$499,970
Cienna Cruz	$85	5,882	$499,970
Pilar Macias	$85	5,882	$499,970
James Robins	$85	5,882	$499,970
Huan Do	$85	23,500	$1,997,500
Bruce Lam	$85	23,500	$1,997,500
Tien Do	$85	5,882	$499,970
Thuong Nguyen	$85	5,882	$499,970
Van Diep	$85	5,882	$499,970
Dai Truong	$85	5,882	$499,970
Thang Nguyen	$85	2,941	$249,985
Julie Linh Harrill	$85	5,882	$499,970
Teresa Khuat	$85	5,882	$499,970
Yen Le	$85	2,941	$249,985
TOTAL SELLING SHAREHOLDERS		264,487	$22,481,395
	TOTAL	882,127	$74,980,795

(1)	The initial offering price is $85 per share. The maximum number of shares offered in this offering is 882,127, for an estimated maximum aggregate offering of 74,980,795.
(2)	Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of qualification.

We expect to commence the offer and sale of the shares of common stock being offered pursuant to this offering circular as soon as practicable or within two calendar days of the qualification date.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

There is currently no trading market for our common stock. Our common stock is not currently listed on any national securities exchange, quotation system or the Nasdaq stock market and there is no market for our securities. There is no guarantee that an active trading market will develop in our securities.

Concurrent Exchange Act Registration

Concurrently with the qualification of this offering statement, we intend to file a registration statement on Form 8-A with the Securities and Exchange Commission to voluntarily register our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon effectiveness of the Form 8-A, we will become subject to the information and reporting requirements of the Exchange Act, including the requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and beneficial ownership reports. We will also become subject to the other provisions of the Exchange Act applicable to issuers with a class of equity securities registered thereunder, including certain corporate governance requirements and the proxy rules.

Emerging Growth Company/Smaller Reporting Company

As an "emerging growth company" and "smaller reporting company" under the Exchange Act, we will be permitted to take advantage of certain reduced disclosure and other requirements that will apply for so long as we remain an emerging growth company or smaller reporting company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

The date of this offering circular is February [*], 2026

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

Forward-looking statements in this Offering Circular include, but are not limited to, statements about the Company's ability to satisfy the $1.15 billion in promissory note obligations to related parties, the expected method of satisfying those obligations, the potential dilution from conversion of the notes and payment of interest in stock, the terms and completion of anticipated Capped Call arrangements, and the Company's ability to maintain sufficient authorized shares to satisfy the notes. These forward-looking statements are subject to substantial risks including the risk that the notes may be called on demand, that the Noteholders may elect to receive interest in stock rather than cash, and that conversion and interest payments may result in dilution substantially greater than currently estimated.

1

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to MyRXWallet North America Corporation and its wholly owned subsidiaries, MyRxWallet DAO, LLC, and MyRxWallet Prana, Pvt. Ltd., and majority owned subsidiary, MyRxWallet Capital, Inc.

This offering circular, and any supplement to this offering circular include “forward-looking statements.” To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 7, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

Overview

MyRxWallet North America Corporation (the “Company,” “MyRxWallet,” or the “Parent Company”) through its wholly owned subsidiary, MyRxWallet DAO, LLC plans to pioneer a decentralized, blockchain-based platform that empowers patients to securely manage and monetize their healthcare data. With the current state of healthcare technology struggling to protect patient data from increasing cybersecurity threats, MyRxWallet intends to offer a secure, advanced solution designed to prevent breaches and reward patients for their participation.

We are a start-up company recently formed in October 2024. We currently do not have a working platform and plan to use portions of the proceeds of this offering to hire engineers, programmers and staff to build our platform and sales department. We have a concept that we believe will fill the gaps in the current state of the market for securing and monetizing data for future clients.

Our mission is to revolutionize healthcare data management by providing patients with full control over their personal health data while securing that data through blockchain technology. By enabling patients to monetize their health data, we aim to address deficiencies in traditional healthcare systems and enhance data security. We believe our platform will reshape the future of healthcare, putting privacy and ownership in the hands of patients.

2

Risk Factor Summary

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	The Company has failed to generate revenues or profits;

•	Significant competition;

•	Risks associated with and unique to the health care industry;

•	Geopolitical situation in countries we operate in;

•	Not getting paid by customers;

•	Stability of the internet and cybersecurity;

•	Increased costs associated with reporting obligations as a public company;

•	Exposure of our intellectual property and confidential information;

•	Our management controls the voting of our outstanding securities; and

•	There is no market for our securities and there may never be.

3

The Offering

We are offering our common stock pursuant to rules mandated under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

Issuer name	MyRXWallet North America Corporation, Wyoming corporation.
Securities being offered by the Company	We are offering (i) up to 617,640 shares of our common stock at $85 per share on a “best efforts” basis through our officers and directors for maximum gross proceeds to us of up to $52,499,400, before deduction of offering expenses, assuming all shares are sold, and (ii) up to 264,487 shares of our common stock offered by Selling Shareholders at $85 per share.
Offering price per share	We will sell the shares at a fixed price per share of $85.
Number of shares of common stock outstanding before the offering of common stock	285,872,919 common shares are currently issued and outstanding.
Number of shares of common stock outstanding after the offering of common stock	286,754,425 common shares will be issued and outstanding if we sell all the shares we are offering herein.
The minimum number of shares to be sold in this offering	There is no minimum number of shares to be sold in this offering. We do not intend to use an escrow agent as this is a “best-efforts” offering and funds will be available immediately to us for use.
Minimum investment	The minimum investment amount for a single investor is in the cumulative principal amount of $500, unless waived by the Company in its sole discretion.
Use of Proceeds

The Company intends to use a significant portion of the 70% allocation of this offering, representing approximately 617,640 newly issued shares of common stock and aggregate gross proceeds of $52,499,400, exclusively for mergers and acquisitions, legal fees, accounting expenses, research and development, capital investments and working capital. These acquisitions are designed to expand and vertically integrate the MyRxWallet ecosystem across healthcare, data infrastructure, and technology services.

In the event that any qualified shares remain unsold, the Company has several additional acquisition targets prepared to proceed immediately upon access to liquidity following qualification. Management may, if necessary, allocate a limited portion of the proceeds to transaction expenses directly associated with these acquisitions, including legal, accounting, and regulatory costs.

See “Use of Proceeds” below.

Termination of the Offering	The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs and selling expenses to be approximately $50,000.
Risk Factors	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

4

Concurrent Exchange Act Registration and Ongoing Reporting Obligations

Immediately upon qualification of this offering statement, we intend to file a registration statement on Form 8-A with the SEC to voluntarily register our common stock under Section 12(g) of the Exchange Act. This registration will make us a fully reporting public company subject to the periodic reporting and other requirements of the Exchange Act.

What this means for our company:

•	Periodic Reporting: We will be required to file annual reports on Form 10-K within 90 days after our fiscal year end (with possible 15-day extension), quarterly reports on Form 10-Q within 45 days after each of our first three fiscal quarters (with possible 5-day extension), and current reports on Form 8-K to report specified material events within four business days.

•	First Form 10-K Deadline: Our next fiscal year ends September 30, 2026. We will be required to file our first annual report on Form 10-K by December 29, 2026 (or January 13, 2027 if we file for an extension).

•	Proxy Statements: We will be subject to the SEC's proxy rules and will be required to provide our stockholders with a proxy statement meeting SEC requirements in advance of any stockholder meeting.

•	Section 16 Reporting: Our directors, executive officers, and beneficial owners of more than 10% of our common stock will be required to file reports of their ownership and changes in ownership with the SEC under Section 16 of the Exchange Act.

•	Sarbanes-Oxley Act Compliance: We will be subject to the applicable provisions of the Sarbanes-Oxley Act of 2002, including Section 404(a) requiring management's annual assessment of our internal control over financial reporting. As an emerging growth company, we will be exempt from the Section 404(b) requirement for an auditor attestation on internal control over financial reporting for up to five years.

•	Increased Costs: We estimate that compliance with Exchange Act reporting requirements will cost us approximately $300,000 to $500,000 annually in legal, accounting, and administrative costs.

5

Why we are taking this step:

Our Board of Directors believes that becoming a fully reporting Exchange Act company will:

•	Enhance our credibility with customers, partners, and investors;

•	Provide greater transparency to our stockholders;

•	Potentially improve liquidity for our stockholders;

•	Position us to pursue listing on a national securities exchange (such as Nasdaq or NYSE) in the future; and

•	Facilitate our ability to raise additional capital through registered public offerings.

Emerging Growth Company and Smaller Reporting Company Status:

We qualify as both an "emerging growth company" under the JOBS Act and a "smaller reporting company" under Exchange Act rules. As a result, we will be permitted to take advantage of certain reduced disclosure obligations and extended transition periods for new accounting standards. We may remain an emerging growth company for up to five years following the completion of this offering, or until earlier if we have more than $1.235 billion in annual revenues, issue more than $1 billion in non-convertible debt over a three-year period, or become a "large accelerated filer."

6

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Summary of Principal Risk Factors

Risks Related to Our Financial Condition

•	We have a limited operating history, have incurred significant losses since inception, and have substantial doubt about our ability to continue as a going concern. As of September 30, 2025, we had an accumulated deficit of $539,642 and a working capital deficit.

•	We will require substantial additional capital to execute our business plan, and there is no assurance that additional financing will be available on acceptable terms, or at all. This offering has no minimum amount, so proceeds may be insufficient to fund our operations.

Risks Related to Our Business and Operations

•	We were formed in October 2024, have generated minimal revenue ($166,788 from inception), and our blockchain-based healthcare platform is still under development with no assurance of successful completion or market acceptance.

•	We face intense competition from established companies with significantly greater resources and have not yet demonstrated our ability to compete effectively or achieve market adoption.

•	We have completed two significant acquisitions and plan additional acquisitions, which involve substantial integration risks, potential unknown liabilities, and diversion of management resources.

•	We depend heavily on our Chief Executive Officer, and the loss of key personnel could severely disrupt our business.

Risks Related to Technology and Cybersecurity

•	Our proprietary blockchain, AI, and encryption technologies are unproven and may not function as intended at scale.

•	Despite our security-focused platform design, any cybersecurity breach could result in significant liability, regulatory penalties, and reputational harm.

7

Risks Related to Healthcare Regulation

•	We operate in a heavily regulated industry and must comply with HIPAA, GDPR, India's DPDP Act, and other complex and evolving privacy and healthcare regulations. Non-compliance could result in substantial penalties and operational restrictions.

•	Healthcare reform and regulatory changes could materially adversely affect our business model and customers.

Risks Related to International Operations

•	We have substantial operations and approximately $107 million in commitments in India, exposing us to political, economic, currency, and legal risks, including difficulties in repatriating funds and enforcing contracts.

•	Our land acquisitions in India have not yet closed, legal title has not transferred, and there are significant uncertainties regarding completion of these transactions.

Risks Related to Corporate Governance and Control

•	Our Chief Executive Officer beneficially owns approximately 67.64% of our voting stock, giving her control over all stockholder matters, which may conflict with other stockholders' interests.

•	We have identified material weaknesses in our internal controls, including the lack of an audit committee with financial expertise.

•	We have engaged in significant related party transactions, including share buybacks totaling approximately $1.15 billion from entities controlled by our CEO, which may not be on arm's-length terms.

Risks Related to Our Common Stock and This Offering

•	There is no public market for our common stock, and an active trading market may never develop. Investors should be prepared to hold shares indefinitely.

•	New investors will experience immediate dilution of approximately $79.59 per share, or 93.6% of the $85 offering price.

•	We do not intend to pay dividends, so any return depends entirely on stock price appreciation.

•	Our Board may issue preferred stock with rights senior to common stock that could adversely affect common stockholders.

Risks Related to Share Repurchases and Promissory Notes

•	We have incurred substantial indebtedness ($1.15 billion) to entities controlled by our CEO through demand promissory notes that (i) are convertible at $125 per share into up to 10.6 million shares, (ii) require quarterly interest payments in common stock creating ongoing dilution, (iii) may be called for immediate payment at any time, and (iv) automatically renew indefinitely, creating conflicts of interest and threatening our ability to continue as a going concern.

8

Risk Factors Related to Our Financial Condition

The Company has limited operating history and has a new business model in an emerging and rapidly evolving market.

We are an early-stage development enterprise and lack any operating history to evaluate in assessing our future prospects. Our business and prospects in light of the risks and difficulties we will encounter as a development stage company in a new and rapidly evolving market must be seriously considered. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. In addition, we do not know if our business model will operate effectively during the next economic downturn. Furthermore, we are unable to predict the likely duration and severity of any potential adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

We have limited cash on hand and there is substantial doubt as to our ability to continue as a going concern.

We are a start-up that was formed on October 16, 2024 in the State of Wyoming. To date, we have not generated any revenue, and we have incurred losses and cash flow deficits. As at September 30, 2025, we had cash on hand of $52,423.00 and we had working capital of $52,423.00. As noted in our financial statements, as of September 30, 2025, we had an accumulated deficit of $539,642. We anticipate that we will continue to report losses and negative cash flow. Our auditors have raised substantial doubt regarding our ability to continue as a going concern as a result of our historical recurring losses and negative cash flows from operations as well as our dependence on private equity and financings.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful.

We are dependent on outside financing for continuation of our operations.

Because we have generated no revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to continue with our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best efforts, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. The funds from this offering will be used for working capital and to pay for our expenses associated with being a public entity. We will need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise a minimum of $250 million for planned mergers and acquisitions and $750 million for operations and full-scale development of our EHR backend technology to achieve our growth plans and the construction of our hyperscale data center. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

9

Risk Factors Related to Our Business

The markets that we are targeting for revenue opportunities are emerging within a well-established healthcare industry, are rapidly developing and may change before we can access them.

The markets for blockchain products and services that we are targeting for revenue opportunities are changing rapidly; and the barriers to entry into the niche are high and require unique experience and qualification. We cannot provide assurance that we will be able to realize these revenue opportunities before they change or before other companies enter or even dominate the market. Furthermore, we have based certain of our revenue opportunities on statistics provided by third party industry sources. Such statistics are based on ever-changing customer preferences due to our rapidly changing industry. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to emerge and intensify in the future, which could adversely affect our ability to increase sales, limit client attrition and maintain our prices.

We may be unsuccessful in achieving broad market education and changing healthcare patient habits.

Our success and future growth largely depend on our ability to increase healthcare patient awareness of our platform and offerings, and on the willingness of patient consumers to access information and use our platform as a place to centralize patient data and connect with healthcare providers. To effectively market our platform, we must educate patients about the various purchase options and the benefits of using our blockchain platform when seeking information about healthcare data options. We focus our marketing and education efforts on patients, physicians, pharmacists and other participants that interact with patients. However, we cannot assure you that we will be successful in changing healthcare habits or that we will achieve broad market education or awareness among patient consumers. Even if we are able to raise awareness among patient consumers, they may be slow in changing their habits and may be hesitant to use our platform for a variety of reasons, including:

•	lack of experience with our company and platform, and concerns that we are relatively new to the industry;

•	perception that our platform does not provide adequate marketing;

•	concerns about the privacy and security of the data that consumers share with or through our platform;

•	competition and negative selling efforts from competitors, including competing platforms and price matching programs; and

•	perception regarding the time and complexity of using our platform.

If we fail to achieve broad market education of our platform and/or fail to convince patient consumers to subscribe for our services, or if we are unsuccessful in changing marketing habits, our business, financial condition and results of operations would be adversely affected.

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Our business depends on the development and maintenance of the blockchain infrastructure.

The success of our services will depend largely on the development and maintenance of our blockchain infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well as timely development of complementary products, for providing reliable internet access and services. The blockchain has experienced, and is likely to continue to experience, significant growth in the number of users and amount of traffic. The blockchain infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements or problems caused by viruses, worms, malware and similar programs may harm the performance of the platform. The backbone computers of the internet have been the targets of such programs. The blockchain has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage generally as well as the level of usage of our services, which could adversely impact on our business.

The nature of our blockchain platform requires sophisticated encryption technology to defend against hacking due to the personal information as well as the financial transaction data that will be utilized by a consumer/patient.

The art of hacking databases for the purposes of obtaining personal information as well as financial information on individuals is increasing substantially. We are aware of these risks and will invest substantially in the development of our blockchain platform in accordance with the very latest data encryption/protection technologies; however, there is a real risk that our blockchain platform could be compromised at some point in time exposing the company to lawsuits and unfavorable attention that would adversely impact our business and affect our ability to add clients, consumer/patients or manage attrition on the platform.

Failure to properly maintain effective and secure blockchain information systems, update or expand processing capability or develop new capabilities to meet our business needs could result in operational disruptions and possible loss of data critical to our operations.

Our business will depend significantly on effective and secure blockchain information systems and the successful application of these continuously emerging technologies. In the future, these systems could support online customer service functions, provider and member administrative functions and support tracking and extensive analyses of medical expenses and outcome data.

These information systems and applications will require continual investment for maintenance, upgrades and enhancement to meet our operational needs and to handle our expansion and growth. Any inability or failure to properly maintain management information systems, successfully update or expand processing capability or develop new capabilities to meet our business needs in a timely manner could result in operational disruptions, loss of existing customers, difficulty in attracting new customers, impairment of the implementation of our growth strategies, delays in settling disputes with customers and providers, regulatory problems, increases in administrative expenses, loss of our ability to produce timely and accurate reports and other adverse consequences. To the extent a failure in maintaining effective information systems occurs, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. Furthermore, our business requires the secure transmission of confidential information over public networks.  Because of the confidential information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may prove inadequate to prevent security breaches and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members and potential criminal and civil sanctions if security breaches occur.

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General economic conditions, industry cycles, financial, business and other factors affecting our operations, many of which are beyond our control, may affect our future performance.

General economic conditions, industry cycles, financial, business and other factors may affect our operations. If we cannot generate sufficient cash flow from operations in the future, we may, among other things, be required to take one or more of the following actions:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness;

•	sell selected assets;

•	reduce or delay planned capital expenditures; or

•	discontinue operations.

In addition, any financing, refinancing or sale of assets might not be available on economically favorable terms, which may prevent us from future expansion and growth in new markets and, thus, negatively affect our business and financial condition.

In the event that we are unable to successfully compete in the healthcare industry, we may not be able to achieve profitable operations.

We face substantial competition in the healthcare industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our platform will outperform competing platforms or those competitors will not develop new features that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their platform services, then it may not be possible for us to market our platform at prices that are economically viable. Increased competition could result in:

•	Lower than projected revenues;

•	Price reductions and lower profit margins; or

•	The inability to develop and maintain our platform with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products and services that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

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Our future growth depends significantly on our marketing efforts, and if our marketing efforts are not successful, our business and results of operations will be harmed.

We have dedicated some, and intend to significantly increase, resources to marketing efforts. Our ability to attract and retain customers depends in large part on the success of these marketing efforts and the success of the marketing channels we use to promote our products and services. Our marketing channels include, but are not limited to, social media, traditional media such as the press, online affiliations, search engine optimization, search engine marketing, and offline partnerships.

While our goal remains to increase the strength, recognition and trust in our brand by increasing our customer base and expanding our products and services, if any of our current marketing channels becomes less effective, if we are unable to continue to use any of these channels, if the cost of using these channels was to significantly increase or if we are not successful in generating new channels, we may not be able to attract new customers in a cost-effective manner or increase the use of our products and services. If we are unable to recover our marketing costs through increases in the size, value or other product selection and utilization, it could have a material adverse effect on our business, financial condition, results of operations, cash flows and future prospects.

We have made and expect to continue to make acquisitions that could disrupt our operations and harm our operating results.

Our growth depends upon market growth, our ability to enhance our existing products, and our ability to introduce new products on a timely basis. We intend to continue to address the need to develop new products and enhance existing products through acquisitions of other companies, product lines, technologies, and personnel. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired companies, particularly companies with large and widespread operations and/or complex products;

•	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

•	Potential difficulties in completing projects associated with in-process research and development intangibles;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Insufficient revenue to offset increased expenses associated with acquisitions; and

•	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

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Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Use a substantial portion of our cash resources or incur debt;

•	Significantly increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	Assume liabilities;

•	Record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur tax expenses related to the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

•	Incur large and immediate write-offs and restructuring and other related expenses; and

•	Become subject to intellectual property or other litigation.

Mergers and acquisitions are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions could result in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

From time to time, we have made acquisitions that resulted in charges in an individual quarter. These charges may occur in any particular quarter, resulting in variability in our quarterly earnings. In addition, our effective tax rate for future periods is uncertain and could be impacted by mergers and acquisitions. Risks related to new product development also apply to acquisitions.

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Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect our business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are part of our growth strategy. We evaluate and expect in the future to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. We may not be successful in identifying acquisition, partnership and joint venture targets. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture.

We may not be able to identify suitable acquisition candidates or complete acquisitions in the future, which could adversely affect our future growth; or businesses that we acquire may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, which could adversely affect our business and results of operations. In addition, the process of integrating these acquisitions may disrupt our business and divert our resources.

In addition, acquisitions outside our current operating jurisdictions often involve additional or increased risks including, for example:

•	managing geographically separated organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	complying with foreign regulatory requirements;

•	fluctuations in exchange rates;

•	enforcement and protection of intellectual property in some foreign countries;

•	difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

•	general economic and political conditions.

These risks may arise for a number of reasons: we may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms; we may face competition for acquisitions from other potential acquirers; we may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to us; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for us to complete acquisitions; we may incur unforeseen obligations or liabilities in connection with acquisitions; we may need to devote unanticipated financial and management resources to an acquired business; we may not realize expected operating efficiencies or product integration benefits from an acquisition; we could enter markets where we have minimal prior experience; and we may experience decreases in earnings as a result of non-cash impairment charges.

We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

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Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology or that with which we are licensing that also extend the time and cost of product development.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•	Competing products;

•	Ineffective distribution and marketing;

•	Lack of sufficient cooperation from our partners; and

•	Demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

Our business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Any actual or perceived security breach of our or our third-party partners may:

•	harm our reputation and brand;

•	result in our systems or services being unavailable and interrupt our operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

•	cause us to incur significant remediation costs;

•	lead to theft or irretrievable loss of our or our customers’ assets;

•	reduce customer confidence in, or decreased use of, our products and services;

•	divert the attention of management from the operation of our business;

•	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and

•	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other similar institutions, whether or not we are directly impacted, could lead to a general loss of customer confidence in the use of our technology, which could negatively impact us including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure. Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of its third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

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Although we do not have a past history of material security breaches or cyberattacks, and do not believe we are a target of such breaches or attacks, we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, and effectively respond to known and potential risks. We expect to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources it devotes to protecting against these advanced threats and their consequences may increase over time.

Although we may maintain insurance coverage that we believe is adequate for our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our systems, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

We are heavily reliant on Olivia Trinh, our Chairman and Chief Executive Officer, and the departure or loss of Ms. Trinh could disrupt our business.

We depend heavily on the continued efforts of Olivia Trinh, Chairman, Chief Executive Officer and director. Ms. Trinh is essential to our strategic vision and day-to-day operations and would be difficult to replace. We cannot be certain that Ms. Trinh will desire to continue with us for the necessary time to complete the development of our business. The departure or loss of Ms. Trinh, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions, and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, and misappropriation of information, failing to supervise other employees or service providers, or improperly using confidential information.

Employee or service provider errors could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services.

This can lead to high risk of confusion among employees and service providers, particularly in a fast growth company like ours, with respect to compliance obligations particularly including confidentiality, data access, and conflicts. It is not always possible to deter misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found not to have met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties and restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity, which could seriously damage our reputation. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper transactions could affect our brand and reputation.

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Risks Related to the Healthcare Industry

The healthcare regulatory and political framework is uncertain and evolving, and we cannot predict the effect that further healthcare reform and other changes in government programs may have on our business, financial condition or results of operations.

Healthcare laws and regulations are rapidly evolving and may change significantly in the future, which could adversely affect our financial condition and results of operations. For example, the Patient Protection and Affordable Care Act (the “ACA”), which includes a variety of healthcare reform provisions and requirements that may become effective at varying times through 2022, substantially changes the way healthcare is financed by both governmental and private insurers and may significantly impact our industry. Further changes to the ACA and related healthcare regulation remain under consideration. In addition, current proposals to implement a single payer or “Medicare for all” system in the U.S., if adopted would likely have a material adverse effect on our business. The full impact of recent healthcare reform and other changes in the healthcare industry and in healthcare spending is unknown, and we are unable to predict accurately what effect the ACA or other healthcare reform measures that may be adopted in the future will have on our business.

The healthcare industry is rapidly evolving and the market for technology-enabled services that empower healthcare consumers is relatively immature and unproven. If we are not successful in promoting and improving the benefits of our platform, our growth may be limited, and our business may be adversely affected.

The market for our products and services is subject to rapid and significant change and competition. The market for technology-enabled services that empower healthcare consumers is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing customer needs, existing competition and the entrance of non-traditional competitors. In addition, there may be a limited-time opportunity to achieve and maintain a significant share of this market due in part to the rapidly evolving nature of the healthcare and technology industries and the substantial resources available to our existing and potential competitors. The market for technology-enabled services that empower healthcare consumers is relatively new and unproven, and it is uncertain whether this market will achieve and sustain high levels of demand and market adoption.

Our success depends to a substantial extent on the willingness of consumers to increase their use of technology platforms to manage their healthcare options, the ability of our platform to increase consumer engagement, and our ability to demonstrate the value of our platform to our potential customers. If customers do not recognize or acknowledge the benefits of our platform or our platform does not drive consumer engagement, then the market for our products and services might develop more slowly than we expect, which could adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

Finally, our competitors may have the ability to devote more financial and operational resources than we can to developing new technologies and services, including services that provide improved operating functionality, and adding features to their existing service offerings. If successful, their development efforts could render our services less desirable, resulting in the loss of our existing customers or a reduction in the fees we earn from our products and services.

Failure to comply with extensive and complex healthcare laws and regulations may have a material adverse effect on our business.

Healthcare is an extremely complex and regulated industry in the U.S. There are many laws and regulations that could have a material effect on our business, including but not limited to, HIPAA, and federal and state regulations controlling patient, provider and intermediary relationships. We have taken, and will continue to take, precautions to ensure compliance with applicable statutes and regulations; however there is no guarantee we will be success in our efforts, and even an unintentional violation of law could have a material adverse effect on our operations and business.

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We are subject to privacy regulations regarding the access, use and disclosure of personally identifiable information. If we or any of our third-party vendors experience a breach of personally identifiable information, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

State and federal laws and regulations govern the collection, dissemination, access and use of personally identifiable information, including HIPAA and the Health Information Technology for Economic and Clinical Health Act the “HITECH”), which govern the treatment of protected health information, and the Gramm-Leach Bliley Act, which governs the treatment of nonpublic personal information. Privacy regulation has become a priority issue in many states, including California, which in 2018 enacted the California Consumer Privacy Act broadly regulating the sale of California residents’ personal information and providing California residents with various rights to access and delete data. In the provision of services to our customers, we and our third-party vendors may collect, access, use, maintain and transmit personally identifiable information in ways that are subject to many of these laws and regulations. Although we have implemented measures to comply with privacy laws, rules and regulations, we may experience data privacy incidents. Any unauthorized disclosure of personally identifiable information experienced by us, or our third-party vendors could result in substantial financial and reputational harm, including possible criminal and civil penalties. In many cases, we are subject to HIPAA and other privacy regulations because we are a business associate providing services to covered entities; as a result, the covered entities direct HIPAA compliance matters in the event of a security breach, which complicates our ability to address harm caused by the breach. Additionally, we may be required to report breaches to partners, regulators, state attorney generals, and impacted individuals depending on the severity of the breach, our role, legal requirements and contractual obligations. Continued compliance with current and potential new privacy laws, rules and regulations and meeting consumer expectations with respect to the control of personal data in a rapidly changing technology environment could result in higher compliance and technology costs for us.

Although we do not provide medical care, we could be a party to medical malpractice claims, which could have a material adverse effect on our business.

We do not provide medical care. Rather, we help connect consumers and employers to providers of medical care, products and services. However, we could be a party to lawsuits related to the service we provide, and that could include risk of medical malpractice claims which could increase our insurance premiums, expose us to legal defense cost, and/or impact the brand of the Company, which could lead to a reduction in the number of customers we have and could have a material adverse effect on our revenues and profits.

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Risks Related to Insiders and Control Persons

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

MyRxWallet Corporation owns 130,000,000 shares of our common stock representing 43.42% of our outstanding shares. Ms. Olivia Trinh has beneficial ownership over these shares. Z the Future, LLC owns 70,000,000 shares of our common stock representing 23.38% of our outstanding shares. Ms. Olivia Trinh also has beneficial ownership over these shares. Even after the offering, Ms. Trinh, whose interests may differ from other stockholders, will have the ability to exercise significant control over us. She is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. She could prevent transactions, which would be in the best interests of the other shareholders. Her interests may not necessarily be in the best interests of the shareholders in general.

We may engage in transactions that present conflicts of interest.

Our officers and directors may enter into agreements with us from time to time which may not be equivalent to similar transactions entered into with an independent third party. Our major shareholder, MyRxWallet Corporation, does not now, but will have an agreement with us to market and sell the products and services on our blockchain platform.

A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between us and any officer, director or majority shareholder are fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

The Company is a Wyoming corporation. Wyoming law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Wyoming law also authorizes corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. Although we intend to acquire such coverage immediately upon resources becoming available, there is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against us.

We depend significantly on the services of the members of our management team, and the departure of any of those persons could cause our operating results to suffer.

Our success depends significantly on the continued individual and collective contributions of our management team.  The loss of the services of any member of our management team or the inability to hire and retain experienced management personnel could harm our business, financial condition, and results of operations.

Members of our Board and our executive officers may have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage our company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to our company, provided that such activities do not compete with the business of our company. We are dependent on our directors and executive officers to successfully operate our company. Their other business interests and activities could divert time and attention from operating our business.

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Our officers and directors do not have any prior experience conducting a best-efforts offering or management a public company.

Our officers and directors do not have any experience conducting a best effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related to Legal Uncertainty

If we are unable to prevent unauthorized use or disclosure of our proprietary trade secrets and unpatented know-how, our ability to compete will be harmed.

Proprietary trade secrets, copyrights, trademarks and unpatented know-how are also very important to our business. We will rely on a combination of patents, trade secrets, copyrights, trademarks, confidentiality agreements, and other contractual provisions and technical security measures to protect certain aspects of our intellectual property, especially where we do not believe that patent protection is appropriate or obtainable. We will require our employees and consultants to execute confidentiality agreements in connection with their employment or consulting relationships with us. We also will require our employees and consultants to disclose and assign to us all inventions conceived during the term of their employment or engagement while using our property or which relate to our business; however, these measures may not be adequate to safeguard our proprietary intellectual property and conflicts may, nonetheless, arise regarding ownership of inventions. Such conflicts may lead to the loss or impairment of our intellectual property or to expensive litigation to defend our rights against competitors who may be better funded and have superior resources. Our employees, consultants, contractors and other advisors may unintentionally or willfully disclose our confidential information to competitors. In addition, confidentiality agreements may be unenforceable or may not provide an adequate remedy in the event of unauthorized disclosure. Enforcing a claim, that a third party illegally obtained and is using our trade secrets, is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Unauthorized parties may also attempt to copy or reverse-engineer certain aspects of our platform that we consider proprietary. As a result, third parties attempt to use our proprietary technology or information, and our ability to compete in the market would be adversely affected.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others. An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence generating revenue.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 25,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.

The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could reduce the voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby.

New investors in our common stock will experience immediate and substantial dilution after this Offering.

If you purchase shares of common stock in this Offering, you will experience immediate dilution, because the price that you pay will be substantially greater than the adjusted pro forma net tangible book value per share that you acquire. This dilution is due in large part to our negative book value.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

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The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

We are not listed on any exchange or quoted on any third-party service. If we are listed or quoted, our stock price will be subject to a number of factors, including:

•	Technological innovations or new products and services by us or our competitors;

•	Government regulation of our products and services;

•	The establishment of partnerships with other environmental companies;

•	Intellectual property disputes;

•	Additions or departures of key personnel;

•	Issuances of our common stock;

•	Our ability to execute our business plan;

•	Operating results below or exceeding expectations;

•	Financial condition of our joint venture partners;

•	Whether we achieve profits or not;

•	Loss or addition of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Because we may be considered a penny stock and subject to the penny stock rules, if we are listed or quoted, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. If we are listed or quoted, these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

We will have broad discretion in applying the net proceeds of this Offering and we may not use those proceeds in ways that will enhance our business operations.

We have significant flexibility in applying the net proceeds we will receive in this Offering. We will use the proceeds that we receive from the sale of shares in this Offering for mergers and acquisitions, legal fees, accounting expenses, research and development, capital investments and working capital. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities.

Securities laws may restrict transferability of the securities sold in the Offering.

The shares in this Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or registered or qualified under any state or foreign securities laws. Such securities are being issued based upon the Company’s reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws.

You must make an independent investment analysis in connection with this Offering.

No independent legal, accounting or business advisors have been appointed to represent the interests of prospective investors in connection with this offering. Neither the Company nor any of its officers, directors, employees or agents makes any representation or expresses any opinion with respect to the merits of an investment in the shares offered hereby. Each prospective investor is therefore encouraged to engage independent accountants, appraisers, attorneys and other advisors to (i) conduct due diligence review as the prospective investor may deem necessary and advisable, and (ii) provide advice with respect to the merits of an investment in the shares offered hereby and applicable risk factors as a prospective investor may deem necessary and advisable to rely upon. We will fully cooperate with any prospective investor who desires to conduct an independent analysis, so long as it determines, in our sole discretion, that cooperation is not unduly burdensome. Each prospective investor acknowledges that he, she or it has been informed and understands.

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Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee, and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel and accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Risks Related to Becoming a Fully Reporting Company

We will incur significantly increased costs and demands upon management as a result of becoming a public reporting company under the Exchange Act.

Upon effectiveness of our Form 8-A registration statement, we will become subject to the information and reporting requirements of the Exchange Act. We will incur significant legal, accounting, and other expenses that we did not incur as a private company or Regulation A-only issuer. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We estimate these additional costs will be approximately $300,000 to $500,000 annually.

We will need to:

•	Hire additional accounting, financial reporting, and administrative personnel

•	Implement more comprehensive compliance and reporting systems

•	Maintain more extensive record-keeping

•	Establish and maintain effective disclosure controls and procedures and internal control over financial reporting

•	Engage outside legal counsel and accountants to assist with Exchange Act compliance

We currently lack adequate internal controls and may not be able to comply with our reporting obligations or maintain effective internal controls.

As disclosed elsewhere in this offering circular, we have identified material weaknesses in our internal control over financial reporting, including the lack of an audit committee with financial expertise and insufficient segregation of duties. As an Exchange Act reporting company, we will be required to maintain effective disclosure controls and procedures and internal control over financial reporting. Under Section 404(a) of the Sarbanes-Oxley Act, we will be required to include management's report on internal control over financial reporting in our annual reports beginning with our second annual report following our initial Exchange Act registration.

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If we fail to develop and maintain effective controls, we may be unable to produce timely and accurate financial statements. This could result in:

•	Loss of investor confidence

•	Decline in stock price

•	Regulatory sanctions

•	Litigation

•	Delisting from any quotation system or exchange

Our management has limited experience as a public reporting company under the Exchange Act.

None of our officers or directors have experience managing a company subject to the extensive reporting and compliance requirements of the Exchange Act. This lack of experience may result in:

•	Failure to timely file required reports

•	Inadequate or inaccurate disclosures

•	Non-compliance with Exchange Act requirements

•	Regulatory enforcement actions

We may need to hire experienced personnel or engage consultants, which will increase our operating costs.

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Risks Related to Share Repurchases and Promissory Notes

The Company has incurred substantial indebtedness to entities controlled by our CEO, which creates significant risks of dilution, conflicts of interest, and threatens our ability to continue as a going concern.

On January 3, 2026, we entered into two share repurchase agreements with entities controlled by our Chief Executive Officer, Olivia Trinh, pursuant to which we repurchased an aggregate of 13,500,000 shares of our common stock for an aggregate purchase price of $1,147,500,000. We have no cash or other assets sufficient to pay this obligation, and accordingly issued promissory notes to these entities bearing interest at 7.5% per annum, with all principal and accrued interest due on demand by the Noteholder at any time within 24 months from February 4, 2026, with automatic 24-month renewal if not demanded.

This indebtedness represents more than 23 times the maximum gross proceeds we could raise in this offering and exponentially exceeds our total assets as of September 30, 2025, which were approximately $49,005. We have no realistic ability to repay these notes in cash. This creates numerous significant risks to investors:

Conversion Dilution and Interest-in-Stock Payments. The Amended Promissory Notes are convertible at the holder's option at a fixed conversion price of $125 per share. While this fixed price eliminates certain risks associated with the original variable conversion formula, full conversion of both notes would result in the issuance of up to 10,557,000 shares (representing approximately 3.7% dilution). More significantly, quarterly interest payments totaling approximately $21.5 million per quarter ($86,062,500 annually) are payable in shares of our common stock at the Noteholder's election, creating continuous dilution estimated at approximately 686,010 shares annually (based on the $125 conversion price). If the Noteholders consistently elect stock payment of interest, this ongoing dilution could be substantial over the life of the notes, particularly given the automatic 24-month renewal provision.

Conversion Terms and Dilution Risk. The Amended Promissory Notes are convertible at the holder's option into shares of our common stock at a fixed conversion price of $125 per share. While this fixed conversion price eliminates the 'death spiral' characteristics of the original conversion formula (which was based on 66% of recent trading prices), conversion at $125 per share would still result in substantial dilution to existing stockholders. If both notes are fully converted along with all accrued interest, up to 10,557,000 shares could be issued (7,820,000 shares under the MyRxWallet Corporation note and 2,737,000 shares under the Z the Future note), representing dilution of approximately 3.7% to existing stockholders (based on 286,754,425 shares outstanding after this offering). Additionally, because quarterly interest payments are payable in shares of our common stock (at the Noteholder's election), stockholders will experience ongoing dilution each quarter from interest payments, estimated at approximately 686,010 shares annually ($86,062,500 total annual interest divided by $125 per share) unless the Noteholders elect cash payment.

Fundamental Conflicts of Interest. Ms. Trinh controls both note holders and serves as our Chief Executive Officer and Chairman. She controls approximately 67.64% of our voting stock and has the ability to cause the Company to take actions that benefit her as a creditor at the expense of other stockholders. For example, she could cause the Company to issue additional shares to satisfy the notes while preserving her own equity position, or could influence corporate decisions to maximize her recovery as a creditor rather than maximize stockholder value. There is no meaningful check on her authority, as she controls the outcome of all stockholder votes.

Absence of Arms-Length Negotiation. Because both sides of these transactions were controlled by Ms. Trinh, there was no arms-length negotiation of terms. The purchase price of $85 per share substantially exceeds the book value per share of our common stock, which was approximately $5.16 as of September 30, 2025. We cannot assure you that the terms of these transactions, including the purchase price, interest rate, conversion terms, or payment terms, are terms that we could have obtained from an unrelated third party, or represent fair value to the Company.

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No Apparent Business Purpose. We have received no proceeds or other consideration from these transactions—we simply exchanged our promissory notes for shares we had previously issued. These transactions do not appear to serve any operational business purpose, do not provide us with capital, and do not further our business plan. The transactions substantially increased our liabilities without any corresponding benefit and have materially worsened our financial condition.

Going Concern Implications. Our independent auditors have expressed substantial doubt about our ability to continue as a going concern based on our lack of revenue and limited resources. The addition of $1,147,500,000 in demand note obligations, which begin accruing interest immediately at $86,062,500 per year (payable in stock), dramatically worsens our financial condition and makes our ability to continue as a going concern even more doubtful. The fact that these notes are payable on demand at any time means we could be required to satisfy these obligations immediately, and unless we raise substantial capital or generate revenue far in excess of our current projections, we will have no choice but to satisfy these obligations through stock issuances, resulting in massive dilution. We cannot repay these obligations from operating cash flow, and unless we raise substantial capital or generate revenue far in excess of our current projections, we will have no choice but to satisfy these obligations through stock issuances, resulting in massive dilution.

Subordination of Other Stockholders' Interests. As our largest creditor, Ms. Trinh's interests as a note holder may conflict with her duties as CEO and with the interests of other stockholders. In any bankruptcy, dissolution, or liquidation scenario, her claims as a creditor would be senior to the interests of equity holders. This creates an incentive for her to favor creditor recoveries over equity value.

Ability to Force Additional Dilution Through Default. If we fail to make any quarterly interest payment in shares, or fail to maintain sufficient authorized shares for conversion, or breach any other covenant, the notes provide for an additional 2% interest penalty on overdue amounts. The note holders could use any default as leverage to extract additional consideration or more favorable terms from the Company. Given Ms. Trinh's control of the Company, she would be negotiating with herself in any such scenario.

Insufficient Authorized Shares for Conversion and Interest Payments. We are required to maintain sufficient authorized but unissued shares to satisfy full conversion of both notes at all times. As of February [*], 2026, we had 285,872,919 shares issued and outstanding of 300,000,000 authorized shares. If both notes are fully converted, up to 10,557,000 shares would be issued for principal and accrued interest. However, ongoing quarterly interest payments payable in stock create an additional and potentially more significant drain on authorized shares. At current interest rates, approximately 686,010 shares per year would be required for interest payments. Over a 24-month period, this could require approximately 1,372,020 shares for interest alone, and if the notes automatically renew for additional 24-month periods, the cumulative share requirements could quickly exhaust our remaining authorized shares. If we do not have sufficient authorized shares to satisfy conversion or interest payments, we would be in default unless our stockholders approve an increase in authorized shares. Such an increase would require approval by a majority of our stockholders, and while Ms. Trinh controls that vote, other stockholders would be voting to approve their own substantial dilution.

Absence of Customary Protective Covenants. The promissory notes do not appear to contain customary protective covenants limiting our ability to incur additional debt, make restricted payments, or engage in transactions with affiliates. This provides Ms. Trinh, as the controlling stockholder, with substantial flexibility to cause the Company to take actions that could further impair our ability to satisfy the notes or could advantage certain stakeholders over others.

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Impact on Future Financing. The existence of $1.147 billion in debt to related parties will make it substantially more difficult for us to raise capital from third-party investors or lenders. Potential investors will be concerned about dilution from conversion of the notes, the related-party nature of the obligations, and the senior claim these creditors would have in any dissolution scenario. This may prevent us from raising capital on acceptable terms or at all, which would materially harm our business and prospects.

Questions About Transaction Approval. While the related-party transactions were required to be approved by disinterested directors, we cannot assure you that such approval was obtained, or if obtained, that the disinterested directors had access to independent financial or legal advice regarding the fairness of the transactions.

These transactions, and the obligations they have created, represent a substantial risk to your investment. If you purchase shares in this offering, you should expect that substantial dilution from conversion and interest payments is likely, and that the interests of the note holders (controlled by our CEO) may conflict with your interests as a stockholder.

Demand Note Structure Creates Payment Uncertainty. The Amended Promissory Notes are payable on demand by the Noteholders at any time within 24 months from February 4, 2026. This demand structure means that at any time before February 4, 2028, the Noteholders (both controlled by our CEO) could demand immediate payment of the full $1,147,500,000 principal plus all accrued interest. We have no realistic ability to pay this amount in cash, which would force us to issue shares to satisfy the notes, resulting in immediate massive dilution. The automatic 24-month renewal provision means this demand right could continue indefinitely, creating ongoing uncertainty for other stockholders.

Capped Call Creates Additional Related-Party Exposure. The Amended Promissory Notes contemplate that the Company will enter into Capped Call Agreements with the Noteholders (entities controlled by our CEO) designed to provide anti-dilution protection. These Capped Calls would have a strike price of $125 and a cap of $200 per share. However, these arrangements would create additional exposure to related parties controlled by our CEO and may involve complex accounting, tax, and securities law implications. Settlement of the Capped Calls may occur through delivery of additional shares, treasury shares, or 'issuer-sponsored tokenized shares,' which could create additional dilution or valuation uncertainties. There is no assurance these Capped Call arrangements will be entered into on arm's-length terms or will function as intended.

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DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of September 30, 2025 was $5.16 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after September 30, 2025 other than the sale of 882,337 shares in this offering at the offering price of $85 per share less direct costs of the offering, our pro forma net tangible book value as of September 30, 2025 would have been $1,528,241,193.29 or $5.34 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.25 per share of capital stock to existing shareholders and an immediate dilution of $79.59 per share of common stock to the new investors, or approximately 100% of the assumed offering price of $85 per share. The following table illustrates this per share dilution:

Dilution and Capitalization Table

The following table illustrates the dilution to the purchasers of the common stock offered in this offering.

Assuming the sale of offered shares:

882,337 shares

Offering Price Per Share	$85

Book Value Per Share Before the Offering	$5.16

Book Value Per Share After the Offering	$5.41

Net Increase to Original Shareholders	$0.25

Decrease in Investment to New Shareholders	$79.59

Dilution to New Shareholders (%)	93.6%

Net Proceeds (net of commission & offering cost)	$5,249,940	$13,124,850	$26,249,700	$39,374,550	$52,499,400
Offering - Primary Shares	61,764	154,410	308,820	463,230	617,640
Offering Cost	$50,000	$50,000	$50,000	$50,000	$50,000
Commission	10%	25%	50%	75%	100%
Initial price to public	$85	$85	$85	$85	$85

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The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering

PRIMARY SHARES OFFERED	PRICE TO PUBLIC(1)	SHARES OFFERING	PROCEEDS TO THE COMPANY OR SELLING SHAREHOLDER(2)
Newly Issued Shares by Company	$85	617,640	$52,499,400
TOTAL PRIMARY SHARES OFFERED		617,640	$52,499,400

SELLING SHAREHOLDERS
Man Nguyen	$85	17,625	$1,498,125
Anh Thi Le	$85	17,625	$1,498,125
Nina Trinh-Nguyen	$85	17,625	$1,498,125
Peter Moore	$85	23,500	$1,997,500
Dante James-Fainga	$85	23,500	$1,997,500
Pete Liberopoulos	$85	23,500	$1,997,500
Jessica Dew	$85	5,882	$499,970
Shannon Lee	$85	5,882	$499,970
Sophia Inzunza	$85	5,882	$499,970
Benjamin Macias, Jr.	$85	5,882	$499,970
Mario Cruz	$85	5,882	$499,970
Jacqueline Moore	$85	5,882	$499,970
Cienna Cruz	$85	5,882	$499,970
Pilar Macias	$85	5,882	$499,970
James Robins	$85	5,882	$499,970
Huan Do	$85	23,500	$1,997,500
Bruce Lam	$85	23,500	$1,997,500
Tien Do	$85	5,882	$499,970
Thuong Nguyen	$85	5,882	$499,970
Van Diep	$85	5,882	$499,970
Dai Truong	$85	5,882	$499,970
Thang Nguyen	$85	2,941	$249,985
Julie Linh Harrill	$85	5,882	$499,970
Teresa Khuat	$85	5,882	$499,970
Yen Le	$85	2,941	$249,985
TOTAL SELLING SHAREHOLDERS		264,487	$22,481,395
	TOTAL	882,127	$74,980,795

(1)	The initial offering price is $85 per share. The maximum number of shares offered in this offering is 882,127, for an estimated maximum aggregate offering of 74,980,795.
(2)	Does not include expenses of the offering, estimated to be $50,000 including legal, accounting and other costs of qualification.

Impact of Promissory Note Conversions and Interest Payments. The dilution analysis above does not reflect the potential dilution from conversion of the Amended Promissory Notes issued to MyRxWallet Corporation and Z the Future, LLC. If both notes are fully converted at the fixed conversion price of $125 per share, an additional 10,557,000 shares would be issued, which would reduce the net tangible book value per share and increase dilution to new investors. Additionally, quarterly interest payments on the notes are payable in shares of common stock at the Noteholder's election, which would result in the issuance of approximately 686,010 shares annually based on current interest rates and the $125 conversion price. This ongoing dilution from interest payments would further reduce net tangible book value per share over time.

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PLAN OF DISTRIBUTION

This Offering Statement is part of the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

Listing/Quotation

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

Pricing of the Offering

Prior to the offering, there has been no market for our common shares. The offering price was determined by the Company. The principal factors considered in determining the offering price include:

•	the information set forth in this Offering Statement and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	a bank, savings and loan association, insurance company, registered investment company, business development company, or small business investment company or rural business investment company;

•	an SEC-registered broker-dealer, SEC- or state-registered investment adviser, or exempt reporting adviser;

•	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5 million;

•	an employee benefit plan (within the meaning of the Employee Retirement Income Security Act) if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

•	a tax-exempt charitable organization, corporation, limited liability corporation, or partnership with assets in excess of $5 million;

•	a director, executive officer, or general partner of the Company, or any director, executive officer, or general partner of a general partner of the Company;

•	an enterprise in which all the equity owners are accredited investors;

•	an individual with a net worth or joint net worth with a spouse or spousal equivalent of at least $1 million, not including the value of his or her primary residence;

•	an individual with income exceeding $200,000 in each of the two most recent calendar years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

•	a trust with assets exceeding $5 million, not formed only to acquire the securities offered, and whose purchases are directed by a person who meets the legal standard of having sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment;

•	an entity of a type not otherwise qualifying as accredited that own investments in excess of $5 million;

•	an individual holding in good standing any of the general securities representative license (Series 7), the investment adviser representative license (Series 65), or the private securities offerings representative license (Series 82);

•	a knowledgeable employee, as defined in rule 3c-5(a)(4) under the Investment Company Act, of the issuer of securities where that issuer is a 3(c)(1) or 3(c)(7) private fund; or

•	a family office and its family clients if the family office has assets under management in excess of $5 million and whose prospective investments are directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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Underwriters and Commissions

The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. We will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will amend this Form 1-A to describe the arrangement. No compensation will be paid to any principal, the officers, or any affiliated company or party with respect to the sale of the Shares. This means that no compensation will be paid with respect to the sale of the Shares to our officer or directors. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Neither we, our officers or directors, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are, therefore, not brokers nor are they dealers.

We may engage a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

•	Accept investor data from us;

•	Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering (“AML”), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

•	Review subscription agreements received from prospective investors to confirm they are complete;

•	Advise us as to permitted investment limits for investors pursuant to Regulation A;

•	Contact us and/or our agents, if needed, to gather additional information or clarification from prospective investors;

•	Provide us with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

•	Serve as registered agent where required for state blue sky requirements;

•	Transmit data to the Company’s transfer agent in the form of book-entry data for maintaining our responsibilities for managing investors (investor relationship management, aka “IRM”) and record keeping; and

•	Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and comply with any required FINRA filings including filings required under Rule 5110 for the offering.

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Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualification date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Procedures for Subscribing

There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us upon our acceptance of your subscription. As such, there are no arrangements for the return of funds to subscribers if all of the securities to be offered are not sold in this offering. Additionally, there is no guarantee that we will sell any of the securities being offered in this offering.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. This review process will typically be a delay of between 10 and 15 days between the time you sign your subscription agreement and send payment, and the time we decide whether to accept or reject the subscription. We will promptly return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best-efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the “Use of Proceeds.”

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SELLING SHAREHOLDERS

The Selling Shareholders set forth below will sell up to a maximum of 264,487 shares of Common Stock.

The following table sets forth the names of the Selling Shareholders, the number of shares of common stock beneficially owned prior to this offering, the number of shares being offered in this offering and the number of shares of Common Stock to be beneficially owned after this offering, assuming that all of the Selling Stockholders shares are sold in the offering. At no point will the Selling Shareholder shares be greater than 30% of the value of the Common Stock issued in this offering.

Selling Shareholder	Amount of Common Stock Owned Prior to Offering	Price Per Share	Amount Offered	Proceeds to Selling Shareholders	Amount Owned After Offering (Assuming Sale of All Shares Offered)
Man Nguyen	70,000	$85.00	17,625	$1,498,125	52,375
Anh Thi Le	35,000	$85.00	17,625	$1,498,125	17,375
Nina Trinh-Nguyen	70,000	$85.00	17,625	$1,498,125	52,375
Peter Moore	70,000	$85.00	23,500	$1,997,500	46,500
Dante James-Fainga	350,000	$85.00	23,500	$1,997,500	326,500
Pete Liberopoulos	175,000	$85.00	23,500	$1,997,500	151,500
Jessica Dew	7,000	$85.00	5,882	$499,970	1,118
Shannon Lee	70,000	$85.00	5,882	$499,970	64,118
Sophia Inzunza	7,000	$85.00	5,882	$499,970	1,118
Benjamin Macias, Jr.	17,500	$85.00	5,882	$499,970	11,618
Mario Cruz	17,500	$85.00	5,882	$499,970	11,618
Jacqueline Moore	35,000	$85.00	5,882	$499,970	29,118
Cienna Cruz	17,500	$85.00	5,882	$499,970	11,618
Pilar Macias	17,500	$85.00	5,882	$499,970	11,618
James Robins	7,000	$85.00	5,882	$499,970	1,118
Huan Do	2,800,000	$85.00	23,500	$1,997,500	2,776,500
Bruce Lam	700,000	$85.00	23,500	$1,997,500	676,500
Tien Do	7,000	$85.00	5,882	$499,970	1,118
Thuong Nguyen	14,000	$85.00	5,882	$499,970	8,118
Van Diep	35,000	$85.00	5,882	$499,970	29,118
Dai Truong	35,000	$85.00	5,882	$499,970	29,118
Thang Nguyen	7,000	$85.00	2,941	$249,985	4,059
Julie Linh Harrill	35,000	$85.00	5,882	$499,970	29,118
Teresa Khuat	140,000	$85.00	5,882	$499,970	134,118
Yen Le	7,000	$85.00	2,941	$249,985	4,059
Total	4,746,000	$85.00	264,487	$22,481,395	4,481,513

Certain existing shareholders are selling security holders in this Offering. Regulation A+ provides companies with liquidity for their stockholders by allowing issuers to include shares held by “selling security holders” in the offering. This enables investors access to liquidity through secondary sales as a part of a qualified Regulation A+ offering. In an issuer’s first Regulation A+ offering and for the 12-month period after its first offering, sales by security holders are limited to no more than 30% of the aggregate offering price of the security.

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USE OF PROCEEDS

We estimate that, at a per-share price of $85, the aggregate gross proceeds from this Offering will be approximately $74,980,795, assuming the sale of all 882,127 shares of common stock qualified under this Offering Statement.

Of this total amount:

•	Approximately $52,499,400 (representing approximately 70%) relates to newly issued shares sold by the Company; and

•	Approximately $22,481,395 (representing approximately 30%) relates to existing shares offered for sale by certain Selling Shareholders.

The Company will not receive any proceeds from the sale of shares by the Selling Shareholders. The entire proceeds from such secondary sales will be paid directly to those shareholders, net of any applicable selling commissions or fees.

After deducting estimated offering expenses of approximately $50,000, the net proceeds to the Company from the primary portion of this Offering are expected to be approximately $52.45 million.

Primary Use of Proceeds (to the Company)

The Company intends to allocate the bulk of the proceeds derived from the Company’s newly qualified shares—approximately 70%—toward strategic mergers and acquisitions, including both pending and future transactions that expand and vertically integrate the MyRxWallet ecosystem.

These acquisitions are expected to include healthcare facilities, healthcare technology developers, AI purpose built, Web3 developers, blockchain company, staking and mining company, DAO providers, diagnostic laboratories, pharmaceutical manufacturers, medical devices manufacturing, wellness providers, bio-bank, and bio-blockchain data-center assets that collectively strengthen the MyRxWallet ecosystem.

A smaller portion of the proceeds (approximately 30% to the Company) will support ongoing corporate and platform initiatives. Specifically, we intend to use proceeds for working capital and for continued development of our EHR, data-encryption, blockchain-infrastructure, and AI-driven healthcare solutions.

We also plan to dedicate funds to market expansion—establishing new partnerships with global healthcare providers, insurers, and government agencies—while strengthening our regulatory-compliance programs to ensure adherence to HIPAA, GDPR, and the DPDP, and other international standards.

Additional funds will be allocated for recruiting key personnel, expanding legal and customer-support services, and implementing targeted marketing and brand-awareness campaigns through digital outreach and public-relations efforts.

The Company’s management has historically operated with high capital efficiency and will continue to apply a disciplined, bootstrapped approach, focusing the majority of resources on value-accretive revenue acquisitions and technology development.

The following table summarizes the anticipated allocation of the Company’s net proceeds:

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Maximum Offering

Use of Proceeds (to Issuer)	Estimated Amount (USD)	Approximate % of Net Proceeds to Issuer
Strategic acquisitions and pipeline transactions	$35,000,000	66.70%
Platform development, AI, blockchain, and EHR technology infrastructure	$5,000,000	9.50%
Regulatory compliance and legal filings (HIPAA, GDPR, DPDP, SEC)	$2,500,000	4.80%
Key personnel and workforce expansion	$2,000,000	3.80%
Marketing, outreach, and partnerships	$1,500,000	2.90%
General corporate and administrative expenses (including offering costs)	$6,499,400	12.4%
Total Estimated Uses (to Issuer)	$52,499,400	100%

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The Company does not intend to use any portion of the proceeds from this offering to repay or satisfy the promissory notes issued to MyRxWallet Corporation and Z the Future, LLC. These notes are payable on demand and may be satisfied through conversion into common stock at $125 per share or through payment of interest in common stock. Management expects that these notes will be satisfied through equity rather than cash payments.

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DESCRIPTION OF BUSINESS

The Company

MyRxWallet North America Corporation through its wholly owned subsidiary, MyRxWallet DAO, LLC, is pioneering a decentralized, blockchain-based platform that empowers patients to securely manage and monetize their healthcare data. With the current state of healthcare technology struggling to protect patient data from increasing cybersecurity threats, MyRxWallet offers a secure, advanced solution designed to prevent breaches and reward patients for their participation.

Our mission is to revolutionize electronic health record (“EHR”) healthcare data management by providing patients with full control over their personal data while securing that data through blockchain technology. By enabling patients to monetize their health data, we aim to address deficiencies in traditional healthcare systems and enhance data security. We believe our platform will reshape the future of healthcare, putting privacy and ownership in the hands of patients.

MyRxWallet North America Corporation (the “Company,” “MyRxWallet,” or the “Parent Company”) is a Wyoming corporation and serves as the ultimate parent of a global network of subsidiaries collectively referred to as the MyRxWallet Ecosystem. Through its consolidated subsidiaries, the Company develops, owns, and operates an integrated healthcare-technology platform designed to decentralize electronic health records, empower patient data ownership, and modernize healthcare delivery worldwide.

MyRxWallet DAO, LLC – Technology and Platform Operations

MyRxWallet DAO, LLC, a Wyoming-organized limited liability company and a wholly-owned subsidiary of the Parent Company, is responsible for innovating, developing, licensing, maintaining, and supporting all proprietary software, blockchain protocols, artificial-intelligence models, and enterprise EHR/electronic medical record (“EMR”) systems within the MyRxWallet ecosystem.

It functions as the technological backbone of the enterprise—managing smart-contract frameworks, decentralized-data infrastructure, and interoperability tools that connect patients, providers, clinics, hospitals, laboratories, and payers.

Through decentralized autonomous organizations (“DAO”)-governed protocols, MyRxWallet DAO ensures transparency, security, and equitable participation in the monetization of health data across all MyRxWallet platforms.

MyRxWallet Prana Pvt. Ltd. – Healthcare Assets and Infrastructure (India)

MyRxWallet Prana Private Limited, headquartered in India, is a wholly-owned subsidiary formed to acquire, operate, and consolidate healthcare-related entities and facilities that comprise the broader MyRxWallet ecosystem. Its principal mission is to build the most comprehensive healthcare infrastructure in India—integrating hospitals, specialty clinics, diagnostic laboratories, pharmaceutical manufacturing, and wellness centers—while deploying the Company’s proprietary EHR and blockchain technologies throughout these facilities.

By acquiring and modernizing legacy healthcare operations, MyRxWallet Prana seeks to demonstrate a patient-centric model in which technology, treatment, and recovery are delivered seamlessly, minimizing disruption to patients’ lives and eliminating inefficiencies inherent in traditional healthcare systems.

This subsidiary also serves as the anchor for the Company’s planned hyperscale “Bio-Blockchain Intelligence” data-center campuses in Andhra Pradesh and other strategic regions.

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MyRxWallet Capital, Inc. – Strategic Investment and M&A Division

MyRxWallet Venture Capital, Inc., a Wyoming-organized corporation and majority-owned subsidiary, functions as the Company’s corporate-finance and investment arm.

Its mandate is to identify, evaluate, and acquire breakthrough healthcare and technology—both early-stage startups and established enterprises—that complement or enhance the Company’s existing product stack.

MyRxWallet Capital seeks to acquire at least a controlling interest, or where strategic, full ownership, in such companies, enabling their integration into the MyRxWallet ecosystem or the adoption of their technologies within the Company’s EHR and artificial intelligence (“AI”) infrastructure.

Through disciplined due diligence, equity participation, and structured acquisition programs, MyRxWallet Capital provides the Company with a continuous pipeline of innovation while expanding its intellectual-property portfolio and long-term enterprise value.

Clinrarc Bio-Bank Intelligence Pvt. Ltd. – Biobank and Data Intelligence (USA)

The Company completed its acquisition of Bio-Bank Intelligence (formerly Clinrarc Services, Pvt. Ltd.) (“Bio-Bank”) in November 2025, with MyRxWallet Prana Private Limited holding a majority and controlling stake. As a subsidiary within the MyRxWallet Ecosystem, Bio-Bank is strategically focused on building and operating advanced biobank infrastructure, secure data intelligence platforms, and blockchain-enabled biomedical specimen vaults. Headquartered in the USA with operations in India with global reach, Bio-Bank serves as the data and infrastructure backbone of MyRxWallet’s healthcare innovation strategy.

Bio-Bank brings together a multidisciplinary team of biobank specialists, genomic scientists, data engineers, and regulatory experts. Bio-Bank specializes in the ethical collection, processing, and storage of biological samples (DNA, tissue, blood), while simultaneously managing large-scale genomic, clinical, and lifestyle datasets. Leveraging blockchain, encryption, and AI-driven analytics, its mission is to transform biological assets into actionable intelligence that accelerates drug discovery, precision medicine, and predictive healthcare.

As part of the MyRxWallet Ecosystem, Bio-Bank Intelligence seamlessly with Noah’s CRO operations, creating a vertically aligned pipeline from sample → data → trial → therapy → patient access. Bio-Bank’s infrastructure includes biobank vaults, EHR integration, cloud-based data centers, and IoT-enabled logistics supply chains, ensuring transparency, compliance, and scalability. The hyperscale data center and biobank vault when completed will adhere to international standards such as ISO 9001, CLIA, HIPAA, GDPR, and ICH-GCP, reinforcing its credibility and global competitiveness.

Bio-Bank also anchors MyRxWallet’s bio-blockchain intelligence initiatives, supporting the creation of genomic databases, AI-powered analytics platforms, and secure patient-consent frameworks. By combining biobank infrastructure with advanced digital technologies, the subsidiary strengthens MyRxWallet’s ability to deliver personalized medicine solutions, expand its intellectual property portfolio, and drive long-term enterprise value across the life sciences sector.

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Integrated Mission

Collectively, these subsidiaries allow MyRxWallet North America Corporation to function as a vertically integrated healthcare-technology enterprise—combining advanced data-management systems, large-scale healthcare infrastructure, and strategic investment capabilities.

The unified structure enables the Company to design, deploy, and scale end-to-end solutions that return ownership of health data to patients, empower providers with real-time intelligence, and replace legacy, siloed healthcare models with a decentralized, secure, and globally interoperable ecosystem.

Healthcare’s Current State of Problems

The healthcare industry faces persistent and compounding challenges in securing and managing patient data. Despite widespread digitization, existing EHR systems remain fragmented, inefficient, and vulnerable to cyber threats. The following represent some of the most critical systemic problems that MyRxWallet seeks to address:

Frequent Cybersecurity Breaches and Endpoint Attacks

Hospitals and healthcare providers are increasingly targeted by hackers due to outdated cybersecurity defenses and weak endpoints. Many organizations continue to rely on legacy IT infrastructure that lacks modern encryption, intrusion detection, and zero-trust protocols. These vulnerabilities have resulted in a rising frequency of ransomware incidents, data theft, and operational downtime that disrupt patient care and expose sensitive medical records.

Vulnerabilities in Legacy EHR Systems

Major EHR providers continue to operate on architectures designed decades ago, which lack interoperability and modern data-security standards. These systems are particularly vulnerable to endpoint compromises and social-engineering attacks that exploit unpatched software and outdated user-access controls. Once infiltrated, a single endpoint can provide unauthorized access to entire patient databases, leading to massive data losses and compliance violations.

Centralized Data Storage Risks

Most EHR systems depend on centralized cloud or on-premise storage, creating a single point of failure that exposes millions of patient records to large-scale breaches. A single compromised administrator account or server misconfiguration can result in catastrophic data exposure. This structural flaw continues to drive escalating cybersecurity insurance costs and reputational risk for healthcare institutions.

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Large-Scale Data Compromises

Recent breaches, such as those affecting UnitedHealth Group, Kaiser Permanente, and other national providers, have collectively exposed the medical information of more than 100 million patients.1 2 These events underscore how traditional EHR ecosystems remain ill-equipped to prevent or contain systemic cyber incidents, particularly when patient data is concentrated in a limited number of centralized repositories.

1.	UnitedHealth Group / Change Healthcare breach – A catastrophic ransomware attack in 2024 compromised sensitive medical and financial data of over 192 million people, with lawsuits ongoing against UnitedHealth and its subsidiaries: Nebraska AG’s lawsuit over Change Healthcare data breach.[3]

2.	UnitedHealth subsidiary Episource breach – In early 2025, hackers accessed systems at Episource (owned by Optum/UnitedHealth), exposing the medical and personal data of over 5 million individuals: UnitedHealth subsidiary data breach hits 5M+.[4]

3.	Kaiser Permanente breaches – Kaiser suffered multiple incidents, including unauthorized tracking technologies in 2023 that exposed data of 13.4 million users, and a 2024 email breach affecting 44,000 customers: Kaiser data breach incidents: what patients should know.[5]

Data Fragmentation and Lack of Interoperability

Patient data is dispersed across hospitals, laboratories, insurers, and third-party applications that cannot communicate effectively. The absence of standardized interoperability leads to incomplete medical histories, duplicate testing, and delayed treatment decisions. This fragmentation results in wasted resources, reduced care quality, and higher systemwide costs.

Regulatory Complexity and Compliance Burden

Healthcare providers must comply with an expanding array of data-protection regulations, including HIPAA in the United States, the General Data Protection Regulation (“GDPR”) in Europe, and India’s Digital Personal Data Protection Act (“DPDP”). Legacy EHR systems are not equipped to provide granular consent management, immutable audit trails, or real-time access logs—capabilities that regulators increasingly require. Non-compliance can result in substantial penalties and reputational damage.

Administrative Inefficiency and Cost Overload

Manual data entry, claims processing, and reconciliation tasks continue to consume an estimated 20–25% of U.S. healthcare expenditure.6 Outdated systems lack automation, resulting in billing errors, payment delays, and increased administrative headcount. This inefficiency reduces profitability and diverts attention from clinical outcomes.

1 https://www.cms.gov/newsroom/press-releases/cms-notifies-individuals-potentially-impacted-data-breach

2 https://onerep.com/blog/kaiser-data-breach-what-patients-should-know

3 https://ago.nebraska.gov/news/attorney-general-mike-hilgers-files-lawsuit-against-change-healthcare-critical-failures

4 https://cybernews.com/security/unitedhealth-data-breach-episource/

5 https://onerep.com/blog/kaiser-data-breach-what-patients-should-know

6 https://jamanetwork.com/journals/jama/fullarticle/2785479

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Lack of Patient Data Ownership and Monetization Transparency

Under current frameworks, patients rarely control how their medical data is stored, shared, or monetized. Health systems and third parties often sell or license de-identified data without compensating the individuals who generated it. This inequity has eroded patient trust and created ethical and regulatory scrutiny over secondary use of health data.

Limited Use of Artificial Intelligence and Predictive Analytics

Although healthcare generates vast volumes of data, most EHR platforms lack embedded AI capabilities to detect early-stage disease indicators or predict treatment outcomes. This under-utilization of data diminishes opportunities for preventive care, population-health management, and cost savings.

Infrastructure Inequality in Emerging Markets

Healthcare IT infrastructure in many developing regions remains outdated or nonexistent. Limited bandwidth, aging hardware, and lack of secure cloud access prevent reliable deployment of EHR systems. This widens the global digital divide and excludes billions of patients from secure digital health participation.

Escalating Cyber-Insurance and Liability Exposure

As cyber incidents grow in frequency and magnitude, healthcare organizations face rising insurance premiums and tightening underwriting standards. Without immutable audit trails or decentralized data verification, providers struggle to demonstrate compliance and limit post-breach liability.

Our Solution

MyRxWallet’s solution addresses the systemic challenges of data security, fragmentation, and patient disempowerment through a comprehensive, proprietary, and purpose-built platform that combines blockchain, AI, and decentralized infrastructure. Our technology redefines healthcare data management by enabling advanced security, full decentralization, and true patient ownership of medical information—all within a unified ecosystem operated through our DAO-governed architecture.

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Core Platform Features

•	Advanced Security Features: Our platform utilizes decentralized data sharding, splitting encrypted data fragments across multiple blockchain nodes to ensure that no single dataset is ever vulnerable to compromise, eliminating centralized points of failure common in traditional EHR systems.

•	Tamper-Proof Ledger Technology: MyRxWallet’s blockchain ledger is immutable and auditable. Once data is recorded, it cannot be altered or deleted, ensuring trust, traceability, and integrity across all participants in the healthcare network.

•	Proprietary AI Algorithms: Purpose-built for the healthcare sector, our AI system enhances diagnostic accuracy, streamlines administrative workflows, and delivers predictive analytics to healthcare providers, improving both clinical outcomes and operational efficiency.

•	Decentralized Encryption: Our decentralized data encryption algorithm plays a key role in securing data across the board, from patients to providers, eliminating the vulnerabilities present in traditional centralized systems by removing single points of access, protecting against endpoint and ransomware attacks that plague legacy EHR platforms.

•	AI-Powered Solutions: Our proprietary AI algorithms optimize diagnostic accuracy, healthcare workflows, and predict patient outcomes, improving overall care. The platform’s adaptive AI engine continuously learns from anonymized datasets to improve predictive modeling, automate workflows, and optimize resource utilization across hospitals, laboratories, and insurers.

•	Monetization Model: Patients are rewarded for securely sharing anonymized data through MyRxCoins or MyRxTokens, creating a transparent and ethical marketplace for healthcare insights that supports research, medical devices, insurance modeling, and pharmaceutical innovation while preserving patient consent and data control.

Electronic Health Record (EHR) Platform Overview

Our platform is in the development stage. We plan to use the funds from this offering to build out the platform, which we plan to call the “MyRxWallet.”

The primary purpose is to create an integrated EHR solution that offers secure, accessible, and user-friendly healthcare management tools for patients and healthcare providers. The system is expected to serve as both a patient portal and a robust backend workflow for providers, facilitating seamless healthcare delivery across diverse needs.

The MyRxWallet EHR platform is designed to address critical challenges in healthcare data management and accessibility. This platform will securely manage and share patient health information, improve care coordination, streamline provider workflows, and empower patients with real-time access to their health data. Leveraging blockchain technology for data security and Web3 capabilities, the EHR platform aims to be both user-friendly and future-proof, integrating advanced features that cater to modern healthcare requirements.

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Key Features and Functionality of the Patient Portal

•	User-Friendly Interface: A simple, intuitive design with easy navigation, ensuring patients of all ages and tech comfort levels can manage their health records with ease.

•	Secure Access: Two-factor authentication and encrypted logins ensure only authorized users can access sensitive data.

•	Appointment Scheduling: Patients can book appointments with their primary care physicians, specialists, and lab services directly from the portal, with reminders and follow-ups integrated.

•	Real-Time Health Data Access: Patients can access lab results, imaging, prescriptions, visit summaries, and more as soon as they’re available.

•	Prescription Management: Allows patients to manage prescriptions, request refills, view medication history, and receive reminders for medications.

•	Health Progress Monitoring: AI-driven insights offer tailored health recommendations based on data trends, helping patients track key health indicators such as blood pressure, glucose levels, and cholesterol.

•	Telehealth Integration: Built-in telemedicine capability, allowing patients to consult with healthcare providers via video directly within the portal.

•	Blockchain-Secured Data: Each record update is immutably recorded on the blockchain, ensuring tamper-proof and verifiable patient data.

•	Consent Management: Patients can manage who has access to their health records, with options for timed access for external providers.

Optometry and Dental Care Features

•	Vision Records and History:

o	Track patients' vision assessments, including refractive error, prescription history, and visual acuity.

o	Document past vision correction procedures, such as LASIK or cataract surgeries, with details on outcomes and recovery.

•	Prescription Management for Glasses and Contact Lenses:

o	Integrated tools for optometrists to generate and manage prescriptions for glasses and contact lenses.

o	Patients can view and refill contact lens prescriptions through the patient portal, with reminders for eye exams and prescription renewals.

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•	Optical Image Storage and Analysis:

o	Upload and store images from optical coherence tomography (“OCT”), fundus photography, and other diagnostic imaging to monitor eye health over time.

o	Integration with AI tools to assist in identifying and tracking signs of retinal disease, glaucoma, or macular degeneration.

•	Integration with Vision Insurance:

o	Simplify insurance verification for vision coverage, allowing providers to check eligibility for routine exams, contact lenses, and glasses.

•	Visual Field Testing and Monitoring:

o	Document and track results from visual field tests, important for managing glaucoma and other vision impairments.

o	Enable patients to see their test history and receive educational resources on maintaining visual health.

Dental Care-Specific Features

•	Dental Charting and History:

o	Comprehensive dental charting functionality to document the state of each tooth, restorations, and gum health.

o	Record detailed patient dental history, including past treatments like fillings, crowns, root canals, and extractions.

•	Treatment Planning and Case Documentation:

o	Tools for providers to create detailed treatment plans, including recommended procedures, estimated costs, and timelines.

o	Enable patients to view their treatment plans and understand recommended steps and costs through the portal.

•	Dental Imaging and X-Ray Integration:

o	Storage and viewing of dental x-rays, intraoral images, and 3D scans. The platform can integrate with existing dental imaging systems.

o	AI-assisted analysis to detect early signs of cavities, bone loss, and other dental issues.

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•	Preventive Care Reminders:

o	Automatic reminders for routine cleanings, exams, and other preventive services.

o	Patients receive prompts to schedule cleanings and exams, promoting better long-term dental health.

•	Insurance and Billing Integration:

o	Integration with dental insurance systems for easy verification of coverage and benefits.

o	Streamlined billing tools for providers to quickly manage patient claims, verify dental benefits, and track treatment approvals.

•	Patient Education Tools:

o	Access to educational resources on oral hygiene, preventive care, and post-treatment guidelines.

o	Visual aids and articles available through the patient portal, helping patients understand treatment plans and recovery processes.

Integration with Core EHR Platform

Both optometry and dental features are seamlessly integrated into the MyRxWallet EHR, ensuring a unified experience for patients and providers across all specialties. This integration provides a comprehensive healthcare record that combines general health data with optometry and dental history, offering a full spectrum of patient health information.

Patient Benefits

•	Patients have a single point of access to all their healthcare data, including vision and dental records, enhancing their engagement and understanding of their overall health.

•	Opt-in notifications for vision exams, dental cleanings, and preventive visits help patients stay proactive about their healthcare needs.

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Provider Benefits

•	Providers in optometry and dentistry gain streamlined access to specialty-specific tools within the EHR, reducing the need for separate software and improving workflow efficiency.

•	Comprehensive health data supports coordinated care, as optometrists, dentists, and other healthcare providers can review shared health information for more holistic patient care.

Provider Backend Workflow Application

•	Integrated Patient Records: A comprehensive view of each patient’s health data, including visit history, lab results, imaging, medications, and chronic condition tracking.

•	Automated Documentation: Uses natural language processing (“NLP”) to automate data entry, reducing time spent on documentation and improving accuracy.

•	Appointment Management: Real-time scheduling, automated reminders, and no-show tracking to maximize efficiency in patient care.

•	Clinical Decision Support: AI-driven clinical recommendations, flagging potential diagnoses or treatment options based on symptoms, lab results, and medical history.

•	Prescription and Pharmacy Integration: Allows providers to manage prescriptions, check for drug interactions, and send orders directly to pharmacies.

•	Billing and Coding Assistance: Automated coding suggestions based on treatment and diagnostic entries, streamlining the billing process and reducing errors.

•	Care Coordination: Facilitates care team communication, including task assignment, progress tracking, and secure messaging among all team members.

•	Analytics and Reporting: In-depth reports on patient populations, treatment outcomes, and operational metrics, allowing providers to make data-driven decisions.

•	Blockchain for Audit Trails: Blockchain ensures a verifiable and transparent record of all modifications made within a patient’s EHR, supporting compliance and security.

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Technical Architecture and Infrastructure

System Architecture

•	Cloud-Based System: A secure, cloud-native environment leveraging the Company’s proprietary, enterprise-grade and hyperscale cloud infrastructure—wholly owned and operated by MyRxWallet—ensures continuous data accessibility, redundancy, and near-zero downtime. This infrastructure underpins all blockchain, AI, and healthcare data operations across the MyRxWallet ecosystem, providing scalable performance and full compliance with SOC 2, HIPAA, and GDPR standards.

•	Modular Microservices Design: Each functionality (e.g., patient data management, scheduling, billing) is developed as an independent microservice, improving scalability, maintainability, and fault isolation.

•	Blockchain Integration: A permissioned blockchain network (e.g., Hyperledger Fabric) will manage patient data updates, creating a tamper-proof log of all EHR interactions.

•	APIs and Interoperability: Uses HL7 FHIR (Fast Healthcare Interoperability Resources) standards to ensure compatibility with other healthcare systems, promoting interoperability across the healthcare ecosystem.

•	Web3 Components: Integrated to enable secure, decentralized identity management, allowing users to control access to their data directly.

Security and Compliance

•	Data Encryption: End-to-end encryption for all data at rest and in transit, ensuring compliance with HIPAA and other healthcare regulations.

•	Two-Factor Authentication (“2FA”): Mandatory for all users accessing the system, protecting against unauthorized access.

•	Role-Based Access Control (“RBAC”): Restricts data access based on user roles, ensuring sensitive data is visible only to authorized personnel.

•	Audit Trails: Blockchain integration creates a complete audit trail of all system activity, supporting transparency and accountability.

•	Compliance: Adheres to HIPAA, GDPR, and other relevant regulations, with regular compliance audits conducted to maintain standards.

Development and Deployment Plan

•	Phase 1: Core EHR Platform: Develop and launch essential features such as patient data management, scheduling, and basic analytics.

•	Phase 2: AI-Driven Decision Support and Blockchain: Integrate AI tools for clinical decision support and implement blockchain for secure data management.

•	Phase 3: Telehealth and Patient Engagement: Add telehealth functionality, expand patient engagement features (e.g., personalized health insights), and refine user interfaces.

•	Phase 4: Full Provider Workflow and Reporting: Complete the backend provider workflow application with comprehensive analytics, reporting, and coding assistance.

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Testing and Quality Assurance

•	Unit Testing: Each component is individually tested to ensure it meets functionality standards.

•	Integration Testing: Cross-service interactions are rigorously tested to verify seamless communication between modules.

•	Compliance Testing: Verify compliance with all regulatory standards, especially HIPAA and GDPR, and the DPDP.

•	User Acceptance Testing (“UAT”): Engage a select group of patients and providers to test the platform in real-world scenarios and provide feedback.

Deployment and Maintenance

•	Continuous Integration/Continuous Deployment (“CI/CD”): Automated testing and deployment pipelines to streamline updates and ensure a smooth rollout of new features.

•	Monitoring and Maintenance: 24/7 system monitoring with proactive maintenance and regular security audits to detect and address vulnerabilities.

•	Data Backup and Disaster Recovery: Scheduled backups and a detailed disaster recovery plan to protect patient data in case of any unexpected events.

User Training and Support

•	Provider Training Program: In-depth training for healthcare providers to familiarize them with all features of the backend workflow, clinical decision tools, and secure data handling.

•	Patient Support Resources: User guides, video tutorials, and 24/7 support to help patients navigate the portal, access their health information, and make the most of its features.

•	Help Desk and Technical Support: Dedicated support teams for real-time assistance, available for both patients and providers.

Future Scalability and Enhancements

•	AI and Machine Learning Expansion: Further develop predictive analytics for early detection of health issues based on EHR data trends.

•	Remote Patient Monitoring: Integrate with wearable devices to enable real-time monitoring of chronic conditions and health metrics.

•	Integration with Third-Party Health Services: Allow patients and providers to connect with third-party services, like diagnostic labs or specialist networks, for enhanced care coordination.

•	Advanced Telemedicine Features: Expand telehealth capabilities to include features like remote diagnostics and multi-provider consultations.

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NFT-Base Identity and Access Management

Each patient, provider, or institutional participant receives a non-fungible token (“NFT”) upon registration. This NFT serves as a secure, cryptographically protected credential embedded with multi-layer encryption that authenticates user access throughout the MyRxWallet ecosystem. All NFT transactions are verified through MyRxWallet DAO and permanently recorded on the Company’s proprietary blockchain hyperledger, executed from the Company’s hyperscale data-center infrastructure. This system provides verifiable, consent-based access control fully compliant with the Health Insurance Portability and Accountability Act in the U.S. (“HIPAA”), General Data Protection Regulation in the European Union (“GDPR”), and the Digital Personal Data Protection Act in India (“DPDP”).

Each NFT functions as more than an identity key — it is a personalized “MyRxWallet” that contains and manages all of the participant’s digital healthcare assets, including medical records, genomic data, health tokens, and verified credentials. These NFTs are asset-backed within the ecosystem, reflecting the intrinsic value of the holder’s verified data, earned rewards, and staking rights. Accordingly, every NFT carries a determinable monetary value, representing the participant’s cumulative healthcare and data assets, which can be utilized within the MyRxWallet platform, exchanged for MyRxTokens, or redeemed in accordance with applicable securities and data-monetization laws.

Through this design, MyRxWallet transforms digital identity into a value-bearing instrument, merging personal data ownership with secure financial participation — enabling patients, providers, and institutions to directly benefit from their contributions to the ecosystem, while maintaining privacy, regulatory compliance, and full transactional transparency.

Decentralized DAO Governance

Through MyRxWallet DAO, LLC, the Company operates a decentralized governance framework that enables community-based oversight of the ecosystem. Token holders can propose and vote on upgrades, partnerships, and monetization initiatives directly on-chain and off-chain. This governance model promotes transparency, stakeholder participation, and regulatory alignment while ensuring that platform decisions are driven by the community and not solely by centralized corporate management.

The DAO also functions as a licensing and royalty hub, managing the intellectual property (“IP”) rights and software licenses across all MyRxWallet subsidiaries. This allows the DAO to generate on-chain revenue streams from licensing, staking, and governance fees that circulate within the ecosystem.

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Hyperscale and Hyperledger Data Centers

Through MyRxWallet Prana Pvt. Ltd., the Company is developing two of the world’s largest healthcare-focused hyperscale data centers—covering approximately 156 acres for purpose-built AI, DAO, Web3, the 216 acres is purpose built for hyperscale enterprise grade blockchain cloud infrastructure, the 50 plus acres is purpose built for bio specimen and bio intelligence EHR technology development in India. These facilities are designed to host blockchain nodes, AI compute clusters, genomic databases, and secure health-data archives. They will support both MyRxWallet’s global operations and third-party healthcare partners requiring compliant, high-availability data infrastructure.

By owning and operating our very own data centers, MyRxWallet eliminates dependence on external cloud providers, achieving:

•	Lower operating costs;

•	Enhanced security and compliance with the DPDP, HIPAA, and GDPR; and

•	Direct control over system performance, uptime, and scalability

We believe this infrastructure is strategically positioned to anchor MyRxWallet’s long-term expansion across Asia, Europe, and North America, providing a resilient backbone for the Company’s AI-, blockchain-, and data-driven healthcare operations.

Our Infrastructure Stack

MyRxWallet’s infrastructure strategy extends beyond traditional data hosting to form a global-scale digital and healthcare ecosystem, comprising the following components:

•	Clinical Research Organization (“CRO”): A full-service research and development entity with approximately 60 full-time employees based in India, supporting clinical trials, drug development, and biotech analytics.

•	Hyperscale + Hyperledger Mega Data Centers: Nearly 500 acres of combined infrastructure in Hyderabad, India, allocated as follows:

o	215 acres dedicated to hyperscale blockchain-powered enterprise cloud computing;

o	155 acres supporting multi-purpose AI, Web3, DAO, and staking infrastructure;

o	50 acres designated for critical supply chain and logistics technologies; and

o	Five acres devoted to a human genomic bio-bank enabling real-time specimen storage and data analysis and precision-medicine research.

Together, these integrated assets position MyRxWallet as a self-sustaining healthcare and technology ecosystem—one capable of withstanding future global health crises or geopolitical disruptions while providing sovereign control over healthcare data, computation, and innovation.

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Intercompany Revenue Model

MyRxWallet’s group structure creates a self-sustaining ecosystem that captures revenue internally from strategic acquisitions rather than outsourcing to third parties:

Entity	Role in Ecosystem	Revenue Contribution
MyRxWallet North America Corporation (Parent)	Oversees global strategy, governance, and equity financing.	Generates revenue from healthcare facilities, technology licensing, tokenization, and data-exchange fees.
MyRxWallet DAO, LLC	Innovates, develop blockchain EHR technology, bio-genomics artificial intelligence, hyperscale manages DA governance, IP licensing, and staking programs.	Earns recurring DAO transaction and governance fees.
MyRxWallet Prana Pvt. Ltd. (India)	Manage healthcare facilities, develops and operates data-center infrastructure.	Generates MSA and compute-service revenue from both internal entities and external healthcare clients.
MyRxWallet Capital, Inc.	Identifies and acquires emerging healthcare and biotech startups.	Adds value through equity appreciation, royalties, and technology integration.

This vertically integrated model ensures that MyRxWallet retains most of its revenue within the consolidated group—capturing value at every stage of the data life cycle, from collection and encryption to analytics, storage, and monetization.

By integrating blockchain, AI, decentralized governance, and hyperscale infrastructure under one vertically aligned corporate structure, MyRxWallet eliminates third-party dependency and creates a closed-loop economic system that is secure, transparent, and self-sustaining. The result is a platform capable of delivering reliable, compliant, and patient-owned healthcare solutions at global scale.

We believe this solution will have a profound impact on the healthcare industry:

•	Market Share Growth: By providing a superior, secure platform, MyRxWallet is poised to capture a significant share of the healthcare data management market, increasing our market share as we secure more partnerships with healthcare providers and insurers.

•	Revenue from Tokenization: Our patient rewards and monetization programs allow users to earn MyRxCoins or MyRxTokens when their data is shared, which can be converted into fiat currency. This incentivizes users and ensures continuous engagement with the platform, further driving growth in market share and valuation.

•	Government and Institutional Adoption: As the platform gains adoption by government agencies and global healthcare providers, we believe it will reduce the frequency of data breaches and improve healthcare outcomes, leading to rapid expansion.

•	Increased market share and valuation driven by advanced security features.

•	The role of the decentralized data encryption algorithm in significantly enhancing data security.

•	The impact of the patient rewards and monetization programs, ensuring long term platform engagement and further boosting market share.

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Our Plan of Operation

Short-Term Plan: Year 1 (February 2026-December 2026)

1.	Complete Regulation A Offering. Finalize the current capital raise under Regulation A+ to secure funding for operations, technology development, and strategic growth.

2.	Commence Data Center Construction Planning. Begin planning for the construction of hyperscale data centers, which will serve as the backbone for blockchain, AI, and healthcare data operations.

3.	Engage AI Graphics Processing Unit (“GPU”) Hardware Manufacturers. Initiate partnerships or procurement processes with manufacturers of AI GPU hardware to support the platform’s computational needs.

4.	Strategic Partnerships & Acquisitions

•	Government Contracts: Pursue government support contracts for AI data center construction, leveraging blockchain and Web3 expertise.

•	Healthcare Partnerships: Engage with government agencies and healthcare companies to establish partnership agreements.

•	Talent Acquisition: Recruit experts in AI, Blockchain, Web3, and DAO to build a strong technical and operational team.

5.	Develop Go-to-Market Strategy. Strategize the launch and market positioning of MyRxWallet technology to ensure strong adoption and impact in the healthcare sector.

6.	Hire Key Positions. Prioritize hiring experienced sales and marketing professionals with a healthcare focus to drive adoption and revenue.

7.	Launch Direct Public Listing & Uplift to Nasdaq Immediately after Reg-A+

•	Prepare for a direct public listing and aim for an eventual uplift to Nasdaq, enhancing liquidity and long-term growth prospects.

•	File S-3 to have our treasury securities and newly issue securities ready for deployment.

•	Established Stablecoin reserved using our Treasury for DAO.

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Strategic Rationale

•	Capitalization: Completing the Regulation A offering is foundational, as it provides the capital needed for all subsequent steps.

•	Infrastructure: Data center planning and hardware engagement are critical for building a secure, scalable platform.

•	Partnerships & Talent: Strategic alliances and expert recruitment will accelerate technology development and market entry.

•	Market Entry: A robust go-to-market strategy and targeted hiring will position MyRxWallet for rapid adoption.

Long-Term Plan: Years 2 & 3 (January 2027 through December 2028)

1.	Begin On-Site EHR Technology Development: Launch EHR technology development within our owned ecosystem, bio-bank, clinical research, soon pharmaceutical and medical device manufacturing, labs, hospitals and clinics to ensure alignment with MyRxWallet’s healthcare objectives.

2.	Hire Key Executives for International Headquarters: Bring on executives to lead and expand operations at all international headquarters.

3.	Establish International Headquarters: The Company has fully formed MyRxWallet Prana Pvt. Ltd., a wholly owned subsidiary of MyRxWallet North America Corporation, which serves as the Asia-Pacific (APAC) regional headquarters. MyRxWallet Prana operates under its own Chief Executive Officer, Board of Directors, and governance committees; however, it reports regularly to the Parent Company’s Chief Executive Officer and remains fully consolidated within the Parent’s corporate structure and governance framework.

MyRxWallet Prana Pvt. Ltd. was initially capitalized through a $500 million equity issuance by MyRxWallet North America Corporation, establishing a robust financial foundation to execute large-scale infrastructure and acquisition initiatives. During 2025, MyRxWallet Prana successfully completed multiple strategic acquisitions, including its 156-acre and 216-acre land for its multi-purpose built hyperscale health-data center campuses, 5-acre, 10-acre and a lease agreement of an additional 40-acre land for logistics and bio-bank specimen and data intelligence facilities, a clinical research organization (CRO), and a health organization management services company. These acquisitions collectively form the backbone of the Company’s integrated healthcare and technology ecosystem, enabling vertical control of operations from data infrastructure through patient care. This capitalization and acquisition program provide the resources necessary for MyRxWallet Prana to acquire, develop, and integrate assets in alignment with the Company’s global expansion strategy and to support its long-term goal of establishing a decentralized, AI-driven healthcare platform worldwide.

4.	Take International Headquarters Public: Execute IPOs for each regional headquarters, strengthening the company's international presence and market reach.

5.	Establish a Strong International Presence: Build brand recognition, client relationships, and market share in each key global region.

6.	Prepare company for both the Patient and Provider Portal Launch: Ready key executives to support the launch of MyRxWallet’s patient portal and develop a go-to-market plan for the provider portal, ensuring comprehensive support for both patient and provider needs.

We believe this plan provides a structured path to achieving MyRxWallet North America Corp. short- and long-term objectives, from going public and expanding through acquisitions, to scaling internationally and solidifying the company’s role as a healthcare delivery and technology leader.

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Conclusion

We believe the MyRxWallet EHR Platform represents an advanced healthcare management solution designed to bridge the gap between patients and providers, facilitating secure, efficient, and patient-centered care. Built with cutting-edge technology, regulatory compliance, and scalability in mind, this platform is poised to become a vital tool for modern healthcare delivery.

Sales and Marketing

MyRxWallet’s sales and marketing strategy is centered around positioning our blockchain platform as a leading solution in the healthcare sector, focusing on education, partnerships, and data monetization incentives to drive adoption.

•	Thought Leadership and Educational Campaigns: We will establish MyRxWallet as an industry thought leader through white papers, webinars, and participation in healthcare conferences. By educating the market on the benefits of blockchain in healthcare data management, we aim to build trust and generate interest among healthcare providers, regulators, and patients.

•	Healthcare Provider Onboarding: Our dedicated sales teams will focus on direct engagement with hospitals, clinics, and private practices, demonstrating the platform’s benefits through customized demos and case studies that showcase improved patient outcomes, reduced costs, and enhanced data security.

•	Patient and Provider Incentive Programs: MyRxWallet will reward patients for sharing their anonymized healthcare data with researchers and healthcare organizations through a tokenized rewards program. Providers will also be incentivized to adopt the platform through significant discounted onboarding fees and performance-based incentives tied to improvements in patient care and operational efficiency.

•	Collaborations with Key Opinion Leaders (“KOLs”): Partnering with influential healthcare professionals and industry experts, we will raise awareness of MyRxWallet’s platform. By leveraging endorsements from trusted voices in the healthcare space, we will build credibility and encourage wider adoption.

•	Multi-Channel Marketing: We will launch a multi-channel marketing campaign using digital advertising, targeted social media outreach, and content marketing. Our approach will include tailored messaging for both healthcare providers and patients, highlighting the platform's unique ability to enhance data security, improve healthcare outcomes, and empower patients.

Through a strategic combination of educational outreach, targeted sales efforts, and incentivization, MyRxWallet will secure a strong foothold in the healthcare industry, driving widespread adoption and long-term growth.

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Employees

The Company has 51 full-time employees and zero part-time employees.

Competition

While we believe there are currently no direct competitors that offer the full suite of solutions as we do; however, there are several companies that offer components of telehealth or address conditions that compete with our solutions. These include companies whose primary business is providing and marketing telehealth and health and wellness management, such as the delivery of on-demand access to healthcare and wellness services. We compete with other providers that are larger in scale and generally provide telehealth on behalf of self-insured employers and insurance plans. Within parts of the behavioral health market, we also compete with public and private organizations with similar product offerings for consumers. Competition focuses on, among other factors, technology, breadth and depth of functionality, range of associated services, operational experience, customer support, extent of customer base, and reputation.

Regulatory Environment

Participants in the health care industry are required to comply with extensive and complex laws and regulations in the United States at the federal and state levels as well as applicable international laws. Although many regulatory and governmental requirements do not directly apply to our business, our customers are required to comply with a variety of laws, and we may be affected by these laws as a result of our contractual obligations. Similarly, there are a number of legislative proposals in the Unites States, both at the federal and state level, which could impose new obligations in areas affecting our business. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or impacted by enforcement initiatives.

Healthcare Reform

Our business could be affected by changes in health care laws, including without limitation, the Patient Protection and the ACA, which was enacted in March 2010. The ACA has changed how health care services are covered, delivered and reimbursed through expanded coverage of individuals, changes in Medicare program spending and insurance market reforms. Ongoing government and legislative initiatives may bring about other changes.

While most of the provisions of the ACA and other health care reform legislation will not be directly applicable to us, they may affect the business of many of our customers, which may in turn affect our business. Although we are unable to predict with any reasonable certainty or otherwise quantify the likely impact of the ACA, any amendment or repeal of the ACA, or other health care reform on our business model, financial condition, or results of operations, negative changes in the business of our customers and the number of individuals they insure may negatively impact our business.

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Requirements Regarding the Privacy and Security of Personal Information

U.S.- HIPAA and Other Privacy and Security Requirements. There are many U.S. federal and state laws and regulations related to the privacy and security of personal health information. Additionally, regulations promulgated pursuant to HIPAA and its implementing regulations establishes privacy and security standards that limit the use and disclosure of protected health information and require the implementation of administrative, physical and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Any health plan customers, as well as health care clearinghouses and certain providers with which we may have or may establish business relationships, are covered entities that are regulated under HIPAA. HITECH, which became effective on February 17, 2010, significantly expanded HIPAA’s privacy and security requirements. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to “business associates,” who are independent contractors or agents of covered entities that create, receive, maintain, or transmit protected health information in connection with providing a service for or on behalf of a covered entity. Under HIPAA and our contractual agreements with our customers, we are considered a “business associate” to our customers and thus are directly subject to HIPAA’s privacy and security standards. In order to provide our covered entity customers with services that involve the use or disclosure of protected health information, HIPAA requires our customers to enter into business associate agreements with it. Such agreements must, among other things, require us to:

•	limit how we will use and disclose the protected health information;

•	implement reasonable administrative, physical and technical safeguards to protect such information from misuse;

•	enter into similar agreements with our agents and subcontractors that have access to the information;

•	report security incidents, breaches and other inappropriate uses or disclosures of the information; and

•	assist the customer in question with certain duties under the privacy standards.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Data Protection and Breaches. In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of individuals’ personal information. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA, we must report breaches of unsecured protected health information to our contractual partners within 60 days of discovery of the breach. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Under the GDPR, the data controller is required to report personal data breaches to the supervisory authority within 72 hours of discovery of the breach.

We have implemented and maintained physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist it in complying with all applicable laws, regulations and contractual requirements regarding the protection of these data and properly responding to any security breaches or incidents. However, we cannot be sure that these safeguards are adequate to protect all personal data or to assist us in complying with all applicable laws and regulations regarding the privacy and security of personal data and responding to any security breaches or incidents. Furthermore, in many cases, applicable state laws, including breach notification requirements, are not preempted by the HIPAA privacy and security standards and are subject to interpretation by various courts and other governmental authorities, thereby complicating our compliance efforts. Additionally, state and federal laws regarding deceptive practices may apply to public assurances we give to individuals about the security of services we provide on behalf of our contractual customers.

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Other Healthcare Regulations

In addition to data privacy laws, our operations and arrangements with healthcare professionals, clients, and third-party payors may subject us to various federal and state healthcare laws and regulations, including without limitation fraud and abuse laws, such as the federal Anti-Kickback Statute; civil and criminal false claims laws; physician transparency laws; and state laws regarding the corporate practice of medicine and fee-splitting prohibitions. These laws may impact, among other things, our sales and marketing operations, and our interactions with healthcare professionals. We continually monitor legislative, regulatory and judicial developments related to licensure and engagement arrangements with professionals; however, new agency interpretations, federal or state legislation or regulations, or judicial decisions could require us to change how we operate, may increase our costs of services and could have a material adverse impact on our business, results of operations or financial condition.

Other Requirements. In addition to HIPAA, numerous other U.S. state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and health care provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the HIPAA privacy standards and may be subject to interpretation by various courts and other governmental authorities. Further, Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

In addition to HIPAA regulations, we may be subject to other state and federal privacy laws, including laws that prohibit unfair or deceptive practices and laws that place specific requirements on use of data. Such state laws can be similar to or even more protective than HIPAA, in which case we must comply with the more stringent law. As a result, it may be necessary to modify our planned operations in order to ensure we are in compliance with the stricter state laws.

Forward Stock Split

On September 4, 2025, the Company’s Board of Directors and a majority of shareholder votes approved a forward stock split of our common stock at a ratio of 1:3.5 effective September 16, 2024. On January 27, 2026, the amended and restated articles were filed with the Wyoming Secretary of State.

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Stock Repurchases and Promissory Notes

On January 3, 2026, we entered into a Stock Repurchase Agreement with MyRxWallet Corporation, Inc., a Wyoming corporation, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from MyRxWallet Corporation 10,000,000 shares of the Company's Common Stock at $85 per share for an aggregate total of $850,000,000, which was evidenced by a Promissory Note issued to MyRxWallet Corporation.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($63,750,000 annual interest; $15,937,500 quarterly), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company's common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 7,820,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

On January 3, 2026, we entered into a Stock Repurchase Agreement with Z the Future, LLC, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from Z the Future 3,500,000 shares of the Company's Common Stock at $85 per share for an aggregate total of $297,500,000, which was evidenced by a Promissory Note issued to Z the Future.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($22,312,500 annual interest; $5,578,125 quarterly as stated in the Repurchase Agreement), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company's common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 2,737,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

Note: We have identified an inconsistency in the Amended Promissory Note to Z the Future, LLC regarding the treatment of fractional shares upon conversion. One provision states fractional shares shall be rounded down or settled in cash in lieu, while another provision states fractional shares shall be rounded up to the nearest whole share. This inconsistency will need to be resolved prior to any conversion.

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DESCRIPTION OF PROPERTY

The Company is headquartered at 2475 S. Jones Blvd. Suite #9, Las Vegas, NV 89146. The lease agreement for the space is at $0 per annum, provided free of charge by our President and CFO, a co-founder of our company.

On August 9, 2025, MyRXWallet Prana Private Limited entered into an Agreement of Sale with Chendireddy Raji Reddy pursuant to which we agreed to purchase 216 acres abutting to NH-44 (Hyderabad to Nagpur Highway) situated at Village Chinnashivnoor, Mandal Chegunta of Medak District, Telangana, India, PIN: 502255 for total consideration of $83,584,551. The term of the agreement was until September 11, 2025 subject to a 120-day extension. The purchase has yet to close.

On August 15, 2025, MyRXWallet Prana Private Limited entered into an Agreement to Lease with Smt. Architha Raj Kumar Ittaboiena pursuant to which we agreed to lease 41 acres of land located in Village Kallakal, Mandal Manoharabad, Division Toopran, District Medak, State Telangana. Pin-502110 for 30 years. Subject to increases per the agreement, monthly rent in the amount of 41,000 rupees per acre is due to be paid quarterly beginning after the earlier of 12 months or the production of Solar Power (as defined in the agreement).

On August 16, 2025, MyRXWallet Prana Private Limited entered into an Agreement of Sale with Smt. Architha Raj Kumar Ittaboiena pursuant to which we agreed to purchase 10 acres situated at Village Kallakal, Mandal Manoharabad, Division Toopran, District Medak, State Telangana. Pin-502110 for a total consideration of $7,055,862. The agreement terminates 120 days from the date of the agreement. The purchase has yet to close.

On August 16, 2025, MyRXWallet Prana Private Limited (an entity owned by MyRxWallet Prana Pvt. Ltd.) entered into an Agreement of Sale with Pandi Venkatesh pursuant to which we agreed to purchase 24,675 square yards, situated at survey number 157/E/7/2/, 157/E/7/1, of Madharam Village, Wargal, Siddipet District for total consideration of $1,450,000. The agreement terminates 120 days from the date of the agreement. The purchase has yet to close.

Through MyRxWallet Prana Pvt. Ltd., the Company is developing two of the world’s largest healthcare-focused hyperscale data centers—covering approximately 156 acres for purpose-built AI, DAO, Web3 and Blockchain, the 216 acres is purpose built for hyperscale enterprise grade blockchain cloud application infrastructure, the 50 plus acres is purpose built for bio specimen and biobank intelligence for the main EHR technology development in India, the five acres for implementing healthcare supply chain technology infrastructure. These facilities are designed to host blockchain nodes, AI compute clusters, genomic databases, and secure health-data archives. They will support both MyRxWallet’s global operations and third-party healthcare partners requiring compliant, high-availability data infrastructure.

Property Ownership and Encumbrances

As described above, the Company has secured fully executed purchase agreements for multiple parcels of land in Hyderabad, India’s technology and healthcare district. Some agreements were arranged through brokers, while others were negotiated directly with landowners. The Company does not currently hold title to these properties intended for data center development. Title transfer to MyRxWallet North America Corporation will occur only upon full payment to the sellers. Until payment is completed and title is transferred, the properties are not held in fee and remain subject to the terms of the respective purchase agreements. The sellers’ brokers and legal counsel will facilitate the title transfer upon confirmation of payment. There are no known major encumbrances on these properties other than the requirement for full payment prior to transfer of ownership.

Suitability, Adequacy, and Utilization

The planned data centers, once construction commences, fully equipped with the appropriate equipment, resources and technology and becomes operational, are expected to provide substantial productive capacity and are suitable for the Company’s intended use in healthcare technology, data management, and infrastructure operations. These facilities are integral to the Company’s long-term strategy and will be utilized to support both internal operations and external partnerships.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this Offering Circular.

Unless otherwise indicated, the discussion below covers the period from our inception on October 16, 2024 through September 30, 2025, which is the period covered by our current consolidated financial statements.

Results of Operations from inception (October 16, 2024) through September 30, 2025

Revenues

We did not generate any revenues during the period from inception through September 30, 2025.

General and administrative expenses for the period from inception through September 30, 2025 were approximately $37,204. These expenses primarily consisted of professional fees, filing fees, and general corporate overhead. As a result, we incurred a net loss of approximately $37,204 for the period from inception through September 30, 2025.

Liquidity and Capital Resources

As of September 30, 2025, we had total assets of approximately $49,005, consisting primarily of cash and cash equivalents. As of the same date, we had total liabilities of approximately $10,833, consisting primarily of accounts payable and accrued liabilities. Accordingly, our working capital was approximately $38,172 as of September 30, 2025.

Since inception, our operations have been financed primarily through the issuance of common stock. Our ability to continue as a going concern will depend on our ability to raise additional capital (including through this offering) and/or generate revenue in the future. There can be no assurance that we will be able to raise additional capital on acceptable terms, or at all.

Going Concern

The Company has incurred operating losses since inception and has not generated revenue as of September 30, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans to alleviate the substantial doubt include raising capital through this offering and through other potential financing transactions.

Cash Flows

For the period from inception through September 30, 2025:

Net cash used in operating activities was approximately $26,371.

Net cash used in investing activities was $0.

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Net cash provided by financing activities was approximately $75,355.

The effect of exchange rate changes on cash was immaterial (approximately $21).

Net cash used in operating activities was primarily attributable to our net loss, partially offset by the increase in accounts payable and accrued liabilities of approximately $10,833. Net cash provided by financing activities was primarily attributable to proceeds from issuances of common stock for cash.

Off-Balance Sheet Arrangements

As described in the notes to our consolidated financial statements, certain land acquisition agreements have been executed through MyRxWallet Prana Pvt. Ltd.; however, these purchases have not yet closed and legal title has not transferred. Because the Company does not currently have legal title to the land, the related land is not recognized as an asset in our consolidated financial statements as of September 30, 2025. The aggregate contracted value of these land acquisition agreements is $107,030,968.82. Any future closings, if completed, are expected to occur after the closing of this offering and are expected to be funded, in part, from offering proceeds. There can be no assurance that these acquisitions will be consummated.

Promissory Note Amendments

On February 5, 2026, subsequent to our fiscal year end, we amended the promissory notes issued to MyRxWallet Corporation and Z the Future, LLC (both entities controlled by our Chief Executive Officer). The amendments materially changed the economic terms of the notes, including:

•	Converting from a variable conversion price formula (66% of recent trading prices) to a fixed conversion price of $125 per share;
•	Changing the maturity structure from a fixed maturity date to demand notes payable at the Noteholder's election within 24 months, with automatic 24-month renewal;
•	Changing interest payment mechanics from standard quarterly cash payments to payments in fully paid, non-assessable shares of common stock (at the Noteholder's election); and
•	Adding contemplated Capped Call arrangements designed to provide anti-dilution protection.

These amendments significantly alter the potential dilution impact of the notes. Under the original terms, conversion at 66% of recent market prices could have resulted in unlimited dilution if our stock price declined. Under the amended terms, maximum dilution from conversion is capped at 10,557,000 shares. However, the amended terms create new sources of ongoing dilution through quarterly interest payments in stock (estimated at 686,010 shares annually) and create payment uncertainty through the demand note structure.

Management considered these amendments to be beneficial overall because they eliminate the potential for unlimited dilution under the original variable conversion formula, despite the addition of stock-based interest payments and the demand maturity structure.

Other than the arrangements described above, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources.

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Critical Accounting Policies

Our significant accounting policies are described in the notes to our consolidated financial statements. The most significant accounting policies affecting our financial statements include the basis of consolidation, the use of estimates, cash and cash equivalents, foreign currency translation, and income taxes. Because we are in the early stages of operations and have limited operating history, our accounting policies may evolve as our operations develop.

Recent Accounting Pronouncements

See the notes to our consolidated financial statements for recently issued accounting standards.

Impact of Becoming a Fully Reporting Company

Upon qualification of this offering, we intend to voluntarily register our common stock under Section 12(g) of the Exchange Act by filing a Form 8-A registration statement. This will subject us to the full periodic reporting and compliance requirements applicable to Exchange Act reporting companies, including requirements from which Regulation A issuers are otherwise exempt.

We expect this decision will significantly increase our operating expenses. We estimate incremental annual costs of approximately $300,000 to $500,000, including:

•	Increased audit and accounting fees for PCAOB audits and quarterly reviews

•	Legal fees for Exchange Act compliance and SEC filings

•	Additional personnel costs for financial reporting and compliance staff

•	Directors and officers insurance

•	SEC filing fees

•	Investor relations costs

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Name	Positions and Offices Held	Age	Appointment Date
Olivia Trinh	Chief Executive Officer and Director	20	8/2025
Binh Do	President, Chief Financial Officer, and Director	35	9/2024
Hanh Do, D.O.	Special Strategic Advisor to CEO	30	9/2024
Dr. Venkatesh Pandi	Co-CEO (MyRxWallet Prana); Co-CEO (ClinRARC Bio Intelligence)	47	7/2025
Dr. Vemulapalli Manaswini, MD	MD; Co-Chief Medical Officer; Principal Investigator; Director	30	8/2025
Dr. Cheemarla A.K. Reddy	ER Physician and Principal Investigator	32	1/2026
Upendra Chowdary	Co-Chief Operating Officer; MSO; Director	40	7/2025
Swetha Tattari	Co-CIO; Co-CTO; Director	42	11/2025

	Audit, Compensation and Governance
Mahanti Jyothsna, Pharm.D	Audit, Compensation and Governance Director	24	2/2026
B. Raghu, M.Pharm	Audit, Compensation and Governance Director	32	2/2026
Ramesh Dogga, M.Pharm	Audit, Compensation and Governance Director	37	2/2026
Venkata Siva Sahithi, Clinical Pharmacologist, Pharm.D	Audit, Compensation and Governance Director	26	2/2026
Mule Archana, Pharmacist	Audit, Compensation and Governance Director	25	2/2026
Gi Srinivas Rao, Pharm.D	Audit, Compensation and Governance Director	41	2/2026

	Independent Director
Dr. Rajan Kombu Subramanian, Ph.D	Independent Director	50	2/2026
Dr. Anuradha Cingeetham, Ph.D.	Independent Director	43	2/2026

•	Transfer agent fees

•	Compliance systems and software

These costs represent a substantial portion of our current operating budget and will require us to generate significant revenue to achieve profitability.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following information sets forth the names, ages, and positions of our current directors, executive officers, and significant employees:

Set forth below is a description of the background and business experience of each of our current executive officers and directors.

Olivia Trinh, Founder, Chairman and CEO

Olivia Trinh, CEO, Founder, and Chairman of MyRxWallet North America Corporation, MyRxWallet DAO, LLC, MyRxWallet Prana Pvt. Ltd., MyRxWallet Capital and MyRxWallet Corporation, brings 4 years of experience and a unique blend of expertise in public health and business administration to the forefront of healthcare innovation. From a young age, Olivia developed a deep passion for healthcare, inspired by a commitment to improving access, equity, and efficiency in patient-centered systems. Her academic training and background have provided her with the strategic insight and leadership skills necessary to bridge the gap between healthcare delivery and emerging technologies. By founding MyRxWallet, Olivia has established a mission-driven platform designed to empower patients, providers, and organizations with secure, blockchain-enabled solutions for managing and optimizing healthcare interactions.

Under Olivia’s leadership, MyRxWallet is positioned at the intersection of healthcare and technology, pioneering innovative approaches that enhance transparency, security, and accessibility in medical data management. Her vision emphasizes not only the technical advancement of blockchain-driven tools but also the human impact these solutions bring to communities in need. Guided by her lifelong dedication to healthcare, Olivia ensures that MyRxWallet remains steadfast in its commitment to innovation, equity, and improving the overall healthcare experience.

Binh Do, President, Chief Financial Officer and Director

With over five years of experience in finance and strategic management, Mr. Do has successfully led and transformed organizations by driving financial growth, improving operational efficiency, and ensuring regulatory compliance. As the Owner of BD Tax Group, Mr. Do has developed strategic business plans that fueled profitability and established key partnerships to diversify service offerings. Mr. Do’s role as CFO at Swim 2000 Inc. since its inception in 2019 involved overseeing financial statements, tax filings, and compliance, while also leading budgeting, financial planning, and restructuring initiatives to enhance operational efficiency and cost-saving measures. Mr. Do’s expertise in financial strategy, coupled with a proven ability to optimize business operations, positions Mr. Do as a strong fit as the CFO role at MyRxWallet, where Mr. Do aligns financial objectives with the Company’s innovative mission to revolutionize healthcare through blockchain technology.

Hanh Do, D.O, Special Strategic Advisor to CEO

Hanh Do, currently in residency at UC Davis Hospital, holds a medical degree from Western University and a strong academic background as a graduate of UC Berkeley. She has significant experience in clinical research and laboratory work, having served as a Clinical Research Coordinator at Stanford University School of Medicine (2018-2020), where she managed research projects, data collection, and regulatory compliance. Prior to that, Hanh worked as a Laboratory Technician at AEMTEK, Inc., conducting testing and quality control for food safety programs. Additionally, her research experience at UCSF Medical Center included contributing to maternal healthcare studies and collaborating with doctors on patient data analysis. With her extensive hands-on experience in healthcare research and her medical education, Hanh is well-equipped to contribute to advancements in medical and healthcare technology.

Ms. Do is qualified to serve on our Board of Directors because of her strong foundation in medical research, patient care, and her commitment to advancing healthcare through innovative technology. Her clinical experience, combined with her background in data analysis and regulatory compliance, enables her to provide valuable insights that will contribute to the Company’s mission of revolutionizing healthcare through secure, patient-centered solutions.

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Dr. Venkatesh Pandi, MD & Ph.D., Co-Chief Medical Officer & Southern Asia Co-Chief

Dr. Venkatesh Pandi brings to MyRxWallet over 23 years of leadership in the clinical research industry, combining deep medical expertise (M.B.B.S.) with a Ph.D. in Clinical Research to build, scale, and optimize high-quality research organizations. Over the course of his career, Dr. Venkatesh has successfully led and executed more than 1,000 clinical studies, spanning bioavailability and bioequivalence programs, patient pharmacokinetic evaluations, and late-phase trials across a wide range of therapeutic areas and dosage forms. His experience includes direct engagement with global regulatory authorities, having led teams through successful inspections and audits by the US FDA, EMA, WHO, ANVISA, UK MHRA, TGA, and NPRA. These interactions have consistently validated his operational rigor and established his organizations as trusted global partners for clinical sponsors.

As Co-Chief and strategic leader, Dr. Venkatesh’s vision is to build research environments that balance scientific credibility with operational agility. His leadership philosophy emphasizes compliance, transparency, and executional excellence, while upholding patient safety and ethical integrity as core principles. By fostering a culture of innovation, accountability, and value creation, Dr. Venkatesh continues to position his organizations as globally competitive CRO partners of choice, delivering solutions that accelerate development timelines, reduce risk, and advance global health outcomes.

Dr. Anuradha Cingeetham, Ph.D. Human Genetics

Dr. Cingeetham is an accomplished life sciences professional with over 14 years of combined experience spanning academia, molecular research, and regulatory medical writing. Her career reflects a rare integration of academic instruction, scientific investigation, and clinical documentation expertise, making her a valuable asset to the life sciences and clinical research community. Dr. Anuradha began her professional journey in academia, teaching and mentoring postgraduate students in life sciences. This experience not only strengthened her scientific foundation but also honed her ability to communicate complex biological concepts with clarity and precision—a skill that continues to define her excellence in medical writing. Transitioning into research, she earned a Ph.D. in Human Genetics and completed a prestigious D.S. Kothari Postdoctoral Fellowship, focusing on molecular biology, cancer genomics, and human genetics. Over the following decade, she made notable contributions to leukemia and cancer research, gaining expertise in PCR, gene expression profiling, SNP analysis, DNA sequencing, and biomarker discovery. Her work has resulted in 23 peer-reviewed publications and presentations at both national and international scientific conferences.

In her current role as Senior Medical Writer at Noah Therapeutics Pvt. Ltd., Dr. Anuradha plays a critical role in the preparation of clinical study reports (“CSRs”), investigator brochures (“IBs”), protocols, and informed consent forms (“ICFs”) for both early- and late-phase clinical trials and BA/BE studies. She collaborates closely with clinical, regulatory, and scientific teams to ensure that every document meets ICH-GCP standards, sponsor expectations, and regulatory compliance requirements. With a proven ability to synthesize complex scientific data into clear, accurate, and regulatory-compliant clinical documentation, Dr. Anuradha continues to bridge the gap between scientific discovery and clinical development, reinforcing Noah Therapeutics’ mission of advancing global healthcare through innovation and precision.

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Dr. Vemulapalli Manaswini, MD and Principal Investigator

Dr. V. Manaswini earned her M.B.B.S. from Mediciti Institute of Medical Sciences (2017) and subsequently completed her M.D. in Pharmacology at MNR Medical College and Hospital (2020). Following her postgraduate training, she served as a Senior Resident at Gandhi Medical College and Hospital from August 2023 to August 2024, where she deepened her expertise in clinical pharmacology and patient-centered research practices.

In her current role as Principal Investigator at Noah Therapeutics, Dr. Manaswini leads and coordinates clinical research teams across various therapeutic studies, overseeing study design, data review, and regulatory compliance. Her work ensures that all research activities adhere to the highest ethical and scientific standards, while maintaining rigorous medical oversight throughout the clinical trial process.

With a strong foundation in pharmacological science and a passion for advancing evidence-based medicine, Dr. Manaswini is dedicated to supporting Noah Therapeutics’ mission of developing innovative, safe, and effective healthcare solutions for patients worldwide.

Upendra Chowdary, Co-COO & MSO

Mr. Chowdary brings with him over 18 years of experience in clinical research, Mr. Narra Upendra Chowdary has built a distinguished career defined by an unwavering commitment to quality, regulatory compliance, and ethical excellence in every facet of clinical trial operations. His professional journey spans Phase I through Phase III development as well as Bioavailability/Bioequivalence (BA/BE) studies, providing a comprehensive perspective on the full clinical research continuum.

Mr. Chowdary possesses extensive hands-on expertise in managing studies from protocol design to execution and regulatory submission, with proven familiarity in FDA, EMA, and other international regulatory frameworks. His strong adherence to ICH-GCP principles and global ethical standards has been instrumental in achieving consistent inspection readiness and scientific credibility across all programs.

As Joint Managing Director, he continues to champion operational excellence, cross-functional collaboration, and process integrity, fostering a culture of accountability and innovation. Guided by a deep understanding of both the scientific and ethical foundations of clinical development, Mr. Chowdary remains dedicated to advancing safe, effective, and accessible healthcare solutions, while reinforcing the organization’s position as a globally respected clinical research partner.

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Swetha Tattari, Co-COO, MSO, and Director

Swetha Tattari, brings over 12 years of expertise in automotive safety, reliability engineering, and design analysis to organizations at the forefront of technology and innovation. With a strong foundation in Electronics and Communication Engineering and advanced training in VLSI Design, Swetha has led multidisciplinary teams and managed complex projects for global clients, including ZF TRW in the UK, Germany, and the USA.

From early in her career, Swetha developed a passion for safety and reliability in high-stakes environments, driven by a commitment to rigorous standards and continuous improvement. Her professional journey has equipped her with the analytical skills and strategic insight needed to bridge the gap between technical excellence and practical implementation. Swetha’s experience in functional safety frameworks (ISO 26262), reliability analysis (IEC 62380), and process optimization positions her to contribute significantly to MyRxWallet’s mission of delivering secure, compliant, and resilient healthcare technology.

By joining MyRxWallet, Swetha brings a cross-industry perspective that enhances the organization’s approach to risk management, quality assurance, and system reliability. Her leadership in safety-critical projects and her collaborative style will help MyRxWallet strengthen its blockchain-enabled healthcare solutions, ensuring robust protection of sensitive medical device manufacturing and medical data and optimizing patient-centered systems for transparency, security, and accessibility.

Guided by her dedication to safety and innovation, Swetha ensures that MyRxWallet remains committed to excellence, equity, and the advancement of healthcare technology globally. Aside from that provided above, Ms. Tattari does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Patrick Mokros, Chief Strategic Officer (non-officer role)

Patrick Mokros brings over two decades of expertise in financial services and business leadership. As the President of Empire Stock Transfer since 2006, Patrick has overseen operations for one of the most respected transfer agents in the small-cap space, providing services such as DTCC eligibility, dividend distribution, and proxy solicitation.

His leadership has been instrumental in helping numerous companies navigate the complex financial landscape, delivering exceptional results for clients and shareholders alike. In addition to his role at Empire Stock Transfer, Patrick has co-founded multiple ventures, including exospec and Wishlu, demonstrating his entrepreneurial acumen and ability to scale businesses across industries.

Yen Diep, Independent Director

Yen Diep brings a wealth of expertise in financial services and consulting, with over five years of experience advising clients on financial planning, compliance, and strategic decision-making. Her extensive knowledge of financial systems and her strong analytical skills have allowed her to consistently provide valuable insights, ensuring that businesses operate efficiently and within regulatory guidelines. With a proven track record in offering tailored solutions, Yen’s expertise and strategic vision make her a key asset as an independent director of MyRxWallet, where she will contribute to the company’s growth and innovation in healthcare technology.

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Rajan Kombu Subramanian, M. Pharm, PhD, MS, Independent Director

Dr. Rajan Kombu Subramanian brings more than twenty-three years of global experience across clinical operations, pharmaceutical project management, and bioanalytical research. His career spans leadership roles in major CROs, including serving as Senior Director of Bioanalytical Operations at Aizant Drug Research Solutions, where he oversaw a team of more than 80 scientists, supervised over 350 BA/BE studies, and played a key role in multiple successful regulatory audits. His expertise includes GCP/GLP compliance, computerized system validation, quality-management system deployment, and clinical data-management platforms.

Dr. Rajan has also directed large clinical operations units, led project management teams responsible for end-to-end drug-development programs, and managed regulatory submissions, CDISC datasets, and eCTD documentation. Earlier in his career, he conducted advanced translational research at Case Western Reserve University, contributing to metabolomics, liver-disease biomarker discovery, and mass-isotopomer analysis. He currently serves as Co-Founder and Principal Consultant of Medi Pharm Assist Solutions, advising pharmaceutical clients on due-diligence audits, CRO/CDMO qualification, and GxP training.

With a PhD in Pharmaceutical Sciences and an MS from Case Western Reserve University, Dr. Rajan’s deep regulatory knowledge, scientific leadership, and operational oversight make him a valuable addition to the Board, supporting MyRxWallet’s expansion into clinical research, data intelligence, and healthcare technology.

Committee Members

B. Raghu

Mr. B. Raghu has served as a member of the Audit, Compensation, and Governance Committee of MyRxWallet North America Corporation since February 2026. From April 2022 to November 2024, Mr. Raghu was employed as an Executive at Arvind Drugs & Research Solutions, a company engaged in pharmaceutical and research-related activities. Prior to that role, Mr. Raghu was employed beginning in December 2020, where he held an executive position (additional employer details were not provided). Mr. Raghu holds a Master of Pharmacy (M. Pharmacy) degree from Kakatiya University and has a professional background in pharmacy.

Mahanti Jothsna

Ms. Mahanti Jothsna has served as a member of the Audit, Compensation, and Governance Committee of MyRxWallet North America Corporation since February 2026. Ms. Jothsna does not have prior employment history with the Company before her appointment to the Audit, Compensation, and Governance Committee. Ms. Jothsna holds a Doctor of Pharmacy (Pharm.D.) degree from CAETS School of Pharmacy, which was awarded in May 2024, and has a professional background in pharmacy. Ms. Jothsna holds a Doctor of Pharmacy (Pharm.D.) degree from CAETS School of Pharmacy, which was awarded in May 2024. She does not hold any professional licenses.

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Ramesh Dogga

Mr. Dogga has served as a member of the Audit, Compensation, and Governance Committee of MyRxWallet North America Corporation since February 2026. Mr. Ramesh Dogga has been employed as a Team Lead – Medical Writing and Regulatory Affairs since April 2024. From November 2022 to March 2024, Mr. Dogga was employed as an Assistant Manager – Project Management and Biopharmaceutics at Syngene Bio Pvt. Ltd., a contract research organization. Prior to that role, Mr. Dogga was employed from December 2015 to November 2022 as an Executive – Quality Assurance at Clinsync Clinical Research Pvt. Ltd., a contract research organization. Mr. Dogga holds a Master of Pharmacy (M. Pharmacy) degree awarded in 2015, a Bachelor of Pharmacy (B. Pharmacy) degree awarded in 2011, and has professional registration with the Pharmacy Council of India.

Mule Archana

Ms. Archana has served as a member of the Audit, Compensation, and Governance Committee of MyRxWallet North America Corporation since February 2026. From July 2021 to August 2024, Ms. Archana was employed as a Pharmacist at Azant Drug Research Solutions Private Limited, a contract research organization. Prior to that role, Ms. Archana was employed beginning in August 2020, where she held a pharmacy-related position. Ms. Archana holds a Master of Pharmacy (Pharmaceutics) degree from G. Pulla Reddy College of Pharmacy, which was awarded in December 2019, and has a professional background in pharmacy.

G. Srinivasa Rao

Mr. Rao has served as a member of the Audit, Compensation, and Governance Committee of MyRxWallet North America Corporation since February 2026. Mr. G. Srinivasa Rao has been employed as a Senior Manager – Project Management since November 2024. From March 2022 to November 2024, Mr. Rao was employed as a Manager at Advenus Biosciences Pvt. Ltd., a contract research organization. Prior to that role, Mr. Rao was employed from March 2020 to March 2022 as an Assistant Manager at Azant Drug Research Solutions Pvt. Ltd., a contract research organization. Earlier in his career, Mr. Rao was employed from March 2013 to April 2015 as a Pharmacology Analyst at Makrocare Clinical Research Limited, a contract research organization. Mr. Rao holds a Master of Pharmacy (M. Pharmacy) in Pharmacology, awarded in May 2009, and has a professional background in pharmacy and project management.

Term of Office

Our directors are appointed for a one-year term until their successors are duly elected and qualified. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

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Family Relationships

Aside from Hanh Do, D.O and Binh Do, who are related as siblings, and Binh Do and Yen Diep who are married, there are no family relationships between or among the directors, executive officers, our significant employee, or persons nominated or chosen by us to become directors or executive officers.

Aside from Olivia Trinh and Oliver Trinh, who are related as siblings, there are no family relationships between or among the directors, executive officers, our significant employee, or persons nominated or chosen by us to become directors or executive officers. In addition, Chanh Trinh — the father of Olivia Trinh — is a former co-founder and former promoter of MyRxWallet DAO. Mr. Trinh previously sold his controlling interest in MyRxWallet DAO to MyRxWallet North America Corporation. Although he no longer holds any ownership or control, he provides assistance to the Company from time to time, as needed, pursuant to the terms of the sale agreement.

Involvement in Certain Legal Proceedings

During the past five years, none of our current directors, nominees for directors or current executive officers has been involved in any of the following:

1.	A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

2.	A conviction in a criminal proceeding (excluding traffic violations and other minor offenses).

Director Independence

We have determined that two of our directors indicated above are “independent directors” within the meaning of NASDAQ listing standards.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the JOBS Act, and thus the following disclosures are intended to comply with the scaled disclosure requirements applicable to emerging growth companies and “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Exchange Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer, whom we refer to as our “named executive officers.”

This section discusses the material components of the executive compensation program offered to our named executive officers. Our named executive officers for the year ended September 30, 2025 were as follows:

•	Olivia Trinh, our current Chairman and Chief Executive Officer;

•	Binh Do, our current Co-President and Chief Financial Officer; and

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary materially from our historical practices and currently planned programs summarized in this discussion.

Summary Compensation Table

During the year ended September 30, 2025 no compensation awarded to and earned by our named executive officers (Olivia Trinh and Binh Do) for services rendered in all capacities.

The Company currently does have any agreements in place for compensation of its officers. The Company plans to enter into employment agreements with its management as soon as funds are available for that purpose. The future agreements will likely include the following:

Future Compensation Agreements

•	Chief Executive Officer (CEO):

o	Annual salary: $200,000
o	Paid bi-weekly
o	Eligible for performance bonuses based on milestone achievements
o	Full family health plan
o	401K retirement plan
o	Life insurance
o	Year-end bonuses

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•	Other Executive Officers:

o	Annual salary: $150,000 (each)
o	Paid bi-weekly
o	Eligible for performance bonuses based on milestone achievements
o	Full family health plan
o	401K retirement plan
o	Life insurance
o	Year-end bonuses

Outstanding Equity Awards

During the year ended September 30, 2025, there were no unexercised options, stock that has not vested, and equity incentive plan awards outstanding for any of our named executive officers.

Director Compensation

During the year ended September 30, 2025, no compensation was earned by, paid to, or awarded to our non-employee directors.

Insider Trading Policy

We have not adopted an insider trading policy as our securities are not trading.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the board of director’s practice to approve ordinary course annual equity grants during a scheduled meeting held each year. At this meeting, the board will approve each named executive officer’s annual equity award, if any. At this time, we do not currently anticipate granting stock options to any of our named executive officers. We do not schedule our equity grants in anticipation of the release of material, non-public information, nor do we time the release of material nonpublic information based on equity grant dates.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table and footnotes thereto set forth information regarding the number of shares of common stock beneficially owned by (i) each director, named executive officer, and executive officer of our company, (ii) each person known by us to be the beneficial owner of 10% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of February [*], 2026. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 285,872,919 shares of common stock outstanding as of February [*], 2026. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this Offering Circular, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the following table and/or the footnotes thereto, the address of our executive officers and directors in the following tables is: 2475 South Jones Blvd., Suite 9, Las Vegas, NV 89146.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (1)
Named Executive Officers, Executive Officers, and Directors
Olivia Trinh(2)	202,500,000(2)	67.64%
Binh Do	5,000,000	1.67%
Hanh Do, D.O	8,750,000	2.92%
Dr. Venkatesh Pandi	162,329	*
Dr. Anuradha Cingeetham	3,000	*
Dr. C. Amulya Kiran Reddy	3,000	*
Dr. Vemulapalli Manaswini	3,000	*
Dr. V. Raveendra Babu	3,000	*
Upendra Chowdary	125,000	*
Swetha Tattari	3,000	*
Dr. Rajan Kombu Subramanian	0	*
Yen Diep	875,000	*
Named Executive Officers, Executive Officers, and Directors as a Group (13 Persons)	212,802,329	74.02%

10% Beneficial Owners
MyRxWallet Corporation(3)(5) 2475 South Jones Blvd Suite 9 Las Vegas, NV 89146	130,000,000	43.42%
Z the FUTURE, LLC(4)(5) 30 N Gould St #13001 Sheridan, WY 82801	70,000,000	23.38%

* <1%.

_____________________

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February [*], 2026.

(2)	Includes 2,500,000 shares held in Ms. Trinh’s name, 130,000,000 shares held by MyRxWallet Corp., and 70,000,000 shares held by Z the Future, LLC.

(3)	Olivia Trinh has voting and disposition authority over the shares held by MyRxWallet Corporation.

(4)	Olivia Trinh has voting and disposition authority over the shares held by Z the Future, LLC.

(5)	Does not include up to 10,557,000 shares issuable upon conversion of promissory notes issued to related parties at a conversion price of $125 per share, or shares issuable for quarterly interest payments on such notes, which could total approximately 686,010 shares annually if paid in stock.

76

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Including the disclosure above described under the heading “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” the following are transactions or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest:

In August 2025, Chanh Trinh (former co-founder MyRxWallet NAC and former Managing Director of MyRxWallet DAO, LLC) sold the company to MyRxWallet North America Corporation in an all-equity transaction for an aggregate valued of $500 million. The equity issuance was divided equally, with 50% issued to Chanh Trinh and 50% issued to MyRxWallet DAO, Inc.

On October 1, 2025, Olivia Trinh received an award of 2,500,000 common shares.

On October 1, 2025, Binh Do received an award of 1,500,000 common shares.

On January 3, 2026, we entered into a Stock Repurchase Agreement with MyRxWallet Corporation, Inc., a Wyoming corporation, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from MyRxWallet Corporation 10,000,000 shares of the Company's Common Stock at $85 per share for an aggregate total of $850,000,000, which was evidenced by a Promissory Note issued to MyRxWallet Corporation.

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($63,750,000 annual interest; $15,937,500 quarterly), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company's common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 7,820,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

On January 3, 2026, we entered into a Stock Repurchase Agreement with Z the Future, LLC, an entity controlled by Olivia Trinh, our Chief Executive Officer. Pursuant to the agreement, we agreed to repurchase from Z the Future 3,500,000 shares of the Company's Common Stock at $85 per share for an aggregate total of $297,500,000, which was evidenced by a Promissory Note issued to Z the Future.

77

On February 5, 2026, the parties amended and restated the Promissory Note. Under the Amended Promissory Note: (i) the maturity structure was changed to a demand note whereby the Noteholder may demand payment at any time within 24 months from February 4, 2026, and if not demanded, the Note automatically renews for an additional 24 months on the same terms; (ii) interest accrues at 7.5% per annum ($22,312,500 annual interest; $5,578,125 quarterly as stated in the Repurchase Agreement), payable quarterly in arrears in the form of fully paid, non-assessable shares of the Company's common stock unless otherwise agreed by the parties; (iii) the conversion price was changed from a variable formula based on 66% of recent trading prices to a fixed price of $125 per share, with up to 2,737,000 shares issuable upon full conversion of principal and accrued interest; (iv) all overdue amounts bear interest at an additional 2%; and (v) the Company is required at all times to reserve sufficient shares of its Common Stock for full conversion of the Promissory Note.

The Amended Promissory Note also contemplates that the parties will enter into a Capped Call Agreement (an anti-dilution hedge) with a notional amount equal to the number of shares underlying the Note, a strike price of $125 per share, and a cap price of $200 per share. Settlement under the Capped Call may be in cash, shares, treasury shares, or issuer-sponsored tokenized shares. The Borrower may prepay the Note in whole or in part at any time without penalty.

Note: We have identified an inconsistency in the Amended Promissory Note to Z the Future, LLC regarding the treatment of fractional shares upon conversion. One provision states fractional shares shall be rounded down or settled in cash in lieu, while another provision states fractional shares shall be rounded up to the nearest whole share. This inconsistency will need to be resolved prior to any conversion.

Please see the risk factor titled “The Company has incurred substantial indebtedness to entities controlled by our CEO, which creates significant risks of dilution, conflicts of interest, and threatens our ability to continue as a going concern.”

In addition, Patrick Mokros (Special Strategic Advisor; former co-founder and CEO of MyRxWallet NAC), David Hume (former co-founder and Chief of Staff), and members of MyRxWallet Prana Pvt. Ltd.—including Kishore K. (Co-Managing Director), Suresh Sura (Co-Managing Director), Venkatratnam Pappoppu (Co-Managing Director), Pavuluri Chaitanya (M&A Special Strategic Advisor), and Raj Kumar Yadav Ittaboiena (Public Affairs Director)—participated in and provided operational and advisory support for:

•	the acquisition of ClinRARC Services Pvt. Ltd. (now Biobank Intelligence, Inc.) for an aggregate value of $750 million; and

•	multiple land-acquisition transactions totaling approximately 400 acres, with an aggregate value of approximately $110 million, intended for data-center development, biobanking vault infrastructure, supply-chain logistics, and critical-care healthcare warehousing.

These individuals received no compensation, were granted no equity, and did not receive any direct or indirect material benefit in connection with the transactions described above. Their involvement was strictly limited to advisory and operational functions, and they are no longer affiliated with the Company.

78

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). For more detailed information, please see our Articles of Incorporation, which have been filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

Our authorized capital stock consists of 300,000,000 shares of common stock, with a par value of $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of February [*], 2026, there were 285,872,919 shares of our common stock issued and outstanding held by 113 stockholders of record. As of February [*], 2026, there are no outstanding shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing 50% of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available, therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and number of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

79

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our Articles of Incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

80

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options and Warrants

We have not issued and do not have outstanding any options or warrants to purchase shares of our common stock.

Market Information

Our common stock is not now listed on any national securities exchange (such as Nasdaq or the NYSE) or quotation system (such as the OTC Markets) and there is no market for our securities. Although we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX through a market maker, public trading of our common stock may never materialize and there is no guarantee that an active trading market will develop in our securities. Investors should be prepared to hold our shares indefinitely.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans. We plan to adopt an equity compensation plan in the near future and to reserve 5,000,000 shares of common stock under the plan.

Exchange Act Registration

Concurrently with the qualification of this offering statement, we intend to file a registration statement on Form 8-A with the SEC to register our common stock under Section 12(g) of the Exchange Act. Upon effectiveness of the Form 8-A, our common stock will become subject to the periodic reporting requirements of the Exchange Act, including the requirements to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

This registration is voluntary and is not required for Regulation A offerings. However, our Board of Directors believes the benefits of Exchange Act reporting status—including enhanced credibility, transparency, and potential for future exchange listing—outweigh the significant additional costs and administrative burdens.

The Form 8-A registration will also subject our directors, executive officers, and beneficial owners of more than 10% of our common stock to the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act.

81

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Offering Circular will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of the Company as of September 30, 2025, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Offering Circular have been audited by LAO Professionals, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

82

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of MyRxWallet North America Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MyRxWallet North America Corporation (the ‘Company’) as of September 30, 2025, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for period ended September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for each of the period ended September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company suffered an accumulated deficit of $39,534. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 4 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There was no Critical Audit Matter to be communicated.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

January 22, 2026

F-1

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS (AUDITED)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Assets
Current assets:
Cash	$48,998
Prepaid expenses, current

Total assets	$48,998
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$13,177
Accrued expenses, related party	–
Total Current liabilities	13,177
Accrued interest – non-current
Total liabilities	13,177

Stockholders' Equity (Deficit):
Preferred stock, par value shares authorized, 25,000,000 issued and	–
Common stock, par value $0.0001, 300,000,000 shares authorized; 250,604,316 shares issued and outstanding, as of September 30, 2025	25,060
Additional paid-in capital	50,294
Accumulated deficit	(39,534)
Total stockholders' equity (deficit)	35,821
Total liabilities and stockholders' equity (deficit)	$48,998

The accompanying notes are an integral part of these consolidated financial statements.

F-2

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS (AUDITED)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Revenue
Sales	$–
Total Revenue	–

Operating expenses
General and administrative	39,533.80
Total operating expenses	39,533.80
Operating income (loss)	(39,533.80)
Other income (expense):
Interest income (expense)
Total other income (expense)	$–
Interest income (expense)	–
Income (loss) before provision for income taxes	(39,533.80)
Provision (benefit) for income taxes	–
Net income (loss)	$(39,533.80)

Net loss per common share, basic and diluted	$(0.00)
Weighted average number of common shares outstanding basic and diluted	249,808,034

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

							Total
					Additional		Stockholders’
	Preferred Stock		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
September 30, 2024	–	$–	–	$–	$–	$–	$–
September 30, 2024	–	–	–	–	–	–	–
September 30, 2024	–	–	–	–	–	–	–

Common Stock	–	–	250,604,316	25,060	50,294	–	–
Net loss	–	–	–	–	–	(39,534)	(39,534)
September 30, 2025	–	$–	250,604,316	$25,060	$50,294	$(39,534)	$(39,534)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MYRXWALLET NORTH AMERICA CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (AUDITED)
FOR THE PERIOD FROM OCTOBER 16, 2024 (INCEPTION) THROUGH SEPTEMBER 30, 2025

September 30, 2025
(Audited)
Operating Activities:
Net loss	$(39,534)

Change in assets and liabilities:
Accounts payable	13,177
Net cash provided by (used in) operating activities	$(26,357)
Investing Activities:
Property, plant and equipment	–

Net cash used in investing activities	$–
Financing Activities:
Opening balance
Stock issued for cash	25,060
Additional paid in capital	50,294
Net cash provided by (used in) financing activities	$75,355
Net increase (decrease) in cash	48,998
Cash at beginning of the period	–
Cash at end of the period	$48,998

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 2025
(In U.S. dollars)

Note 1 – Organization and Nature of Operations

MyRxWallet North America Corporation (the “Company”) was incorporated on October 16, 2024. The Company is in the development stage and has not generated revenues since inception. The Company’s activities to date have consisted primarily of organizational activities, preparation for a Regulation A offering, professional fees, and related administrative costs.

The Company has one wholly owned subsidiary, MyRxWallet Prana Private Limited (“Prana”), organized in India. These consolidated financial statements include the accounts of the Company and Prana. All material intercompany balances and transactions have been eliminated in consolidation.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation. The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements are Audited and, in the opinion of management, include all normal recurring adjustments necessary for a fair presentation.

Accounts Payable.

Accounts payable and accrued liabilities of approximately $13,177 as of September 30, 2025 consisted primarily of unpaid professional fees payable to The Doney Law Firm (approximately $10,871) and BD Tax Group (approximately $2,306).

Use of Estimates.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2025.

Foreign Currency Translation. The functional currency of the Company is the U.S. dollar. The functional currency of Prana is the Indian Rupee (“INR”). Prana’s assets and liabilities are translated to U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at average exchange rates during the period. Translation adjustments are recorded in accumulated other comprehensive income (loss). For purposes of these Audited consolidated financial statements, management used an exchange rate of INR 85 = USD 1.00 to translate Prana bank activity and the Prana cash balance as of September 30, 2025.

Income Taxes. The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for temporary differences. Management has not recorded material deferred tax balances for the period presented.

F-6

Note 3 – Potential Acquisitions and Business Combinations

Management has evaluated potential acquisitions and strategic transactions, including potential acquisitions of foreign operating entities and certain land-related opportunities. As of September 30, 2025, no such acquisition had been consummated that required recognition in these consolidated financial statements. Any future transactions may be subject to additional terms and conditions, including the successful closing of the Company’s offering and other liquidity events.

Note 4 – Going Concern

The Company has incurred losses since inception and, as of September 30, 2025, had not generated revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date these financial statements are issued. Management’s plans to alleviate this substantial doubt include raising additional capital through equity and/or debt financings, including proceeds from the planned offering. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 5 – Stockholders’ Equity

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2025, the Company had 250,604,316 shares of common stock issued and outstanding and no preferred shares issued or outstanding.

Note 6 – Related Party Transactions

During the period from inception through September 30, 2025, the Company advanced approximately $1,200 to Prana to fund initial set-up and professional costs. The intercompany receivable/payable is eliminated in consolidation.

Office space is provided free of charge by the Company’s President and Chief Financial Officer. The Company recognized no rent expense for the period presented.

Based on the Prana bank activity provided, Prana incurred approximately INR 88,033 of payments during August and September 2025, which management has classified as legal and professional services in these draft financial statements (approximately $1,036 translated at INR 85 = USD 1). The remaining Prana cash balance included in consolidated cash at September 30, 2025 was approximately INR 15,801 (approximately $186).

Note 7 – Commitments and Contingencies

The Company (through its subsidiary) has entered into and/or evaluated certain land purchase and lease agreements in India in connection with potential future projects. As of September 30, 2025, legal title had not transferred, and no land assets were recorded on the consolidated balance sheet. Management has disclosed the aggregate contracted value of these land-related agreements as approximately $107,030,968.82. Any future closings, if consummated, are expected to occur after the closing of the Company’s offering and are subject to the satisfaction of applicable closing conditions, including funding.

F-7

Note 8 – Subsequent Events

Management evaluated subsequent events through the date these financial statements were available to be issued. Subsequent to September 30, 2025, the Company completed certain equity transactions, including issuances of common stock in connection with acquisitions and compensation arrangements, and also repurchased shares that are held as treasury stock. These events are considered subsequent events and are not reflected in the accompanying consolidated financial statements as of September 30, 2025.

•	October 20, 2025 – issuance of 9,259,259 common shares in connection with the acquisition of MyRxWallet DAO LLC.
•	October 20, 2025 – issuance of 9,259,259 common shares to Chanh Trinh.
•	October 21, 2025 – issuance of 8,875,740 common shares in connection with the acquisition of Clinrarc Pvt. Ltd.
•	October 21, 2025 – issuance of 2,958,580 common shares in connection with MyRxWallet Prana Pvt. Ltd.
•	October 21, 2025 – issuance of 2,958,580 common shares in connection with MyRxWallet Venture Capital Inc.
•	October 31, 2025 – repurchase of 13,500,000 common shares (10,000,000 shares from MyRxWallet Corporation and 3,500,000 shares from Z the Future, LLC) held as treasury stock.
•	October 31, 2025 – issuance of common shares for officer compensation (2,500,000 shares to Olivia Trinh and 1,500,000 shares to Binh Do).

No other subsequent events requiring recognition in the consolidated financial statements were identified.

F-8

PART III - EXHIBITS

Exhibits

The following exhibits are included as part of this Offering Statement:

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Amended and Restated Articles of Incorporation filed January 27, 2026					*
2.2	Bylaws					*
4.1	Subscription Agreement					*
6.1	Share Buyback Agreement dated January 3, 2026 with Z the Future, LLC; Amended Promissory Note Issued to Z the Future, LLC dated February 5, 2026; and Amended Repurchase Agreement dated February 5, 2026					*
6.2	Share Buyback Agreement dated January 3, 2026 with MyRxWallet Corporation, Inc.; Amended Promissory Note Issued to MyRxWallet Corporation, Inc. dated February 5, 2026; and Amended Repurchase Agreement dated February 5, 2026					*
6.3	Agreement to Lease dated August 15, 2025 with Smt. Architha Raj Kumar Ittaboiena					*
6.4	Agreement of Sale dated August 9, 2025 with Chendireddy Raji Reddy					*
6.5	Agreement of Sale dated August 16, 2025 with Smt. Architha Raj Kumar Ittaboiena					*
6.6	Agreement of Sale dated August 16, 2025 with Pandi Venkatesh					*
7.1	Share Exchange Agreement dated September 22, 2025 with MyRxWallet DAO, LLC and Chanh Trinh,					*
7.2	Share and Asset Purchase Agreement dated September 24, 2025 with Clinrarc Pvt. Ltd.					*
10.1	Power of Attorney					*
11.1	Consent of Business Legal Advisors, LLC (included in Exhibit 12.1)					–
11.2	Consent of LAO Professionals					*
12.1	Opinion of Business Legal Advisors, LLC as to the legality of the securities being offered					*

____________

*       To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February [*], 2026.

MyRXWallet North America Corporation

By:	*
Name:	Olivia Trinh
Chief Executive Officer (Principal Executive Officer

By:	*
Name:	Binh Do
President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on February [*], 2026:

Name	Title

*	CEO and Chairman
Olivia Trinh

*	President, Chief Financial Officer, and Director
Binh Do

*	Director
Dr. Anuradha Cingeetham

*	Director
Dr. C. Amulya Kiran Reddy

*	Director
Dr. Vemulapalli Manaswini

*	Director
Dr. V. Raveendra Babu

*	Director
Upendra Chowdary

*	Director
Swetha Tattari

*	Independent Director
Yen Diep

*	Independent Director
Dr. Rajan Kombu Subramanian, M. Pharma, PhD, and MS

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